SCHEDULE 14A INFORMATION
            PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                    SECURITIES EXCHANGE ACT OF 1934
                     (Amendment No. ______________)


Filed by the Registrant    /X/
Filed by a party other than the Registrant   / /

Check the appropriate box:
/ /  Preliminary proxy statement
/ / Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive proxy statement
/ /  Definitive additional materials
/ /  Soliciting material pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

                          THE CHALONE WINE GROUP, LTD.
            ------------------------------------------------
            (Name of Registrant as Specified in Its Charter)

                          THE CHALONE WINE GROUP, LTD.
  ------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) or Schedule 14A

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


(1)  Title of each class of securities to which transactions applies:

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(2)  Aggregate number of securities to which transactions applies:

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(3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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(4)  Proposed maximum aggregate value of transaction:

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(5)  Total fee paid:

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/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount previously paid:

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(2)  Form, Schedule or Registration Statement No.:

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(3)  Filing party:

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(4)  Date filed:

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


                            ========================
                                     CHALONE
                                   Wine Group
                            ========================

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                                       OF
                          THE CHALONE WINE GROUP, LTD.

                                October 18, 1995


         PLEASE TAKE NOTICE THAT a Special Meeting of Shareholders of THE CHALONE WINE GROUP, LTD., will be held at the Company's executive offices, 621 Airpark Road, Napa, California, on Wednesday, October 18, 1995, commencing at the hour of 10:00 a.m.

         Shareholders of record as of the close of business on September 15, 1995, will be entitled to vote at the meeting. The meeting will be held for the following purposes:

         1. For approval of transactions with Domaines Barons de Rothschild (Lafite) and Summus Financial, Inc., et al., pursuant to the terms of an Omnibus Agreement dated August 22, 1995.

         2. Consideration and action on any other matter of business properly brought before the meeting. Management's proxy and proxy statement are enclosed.

         You are requested to date and sign the enclosed proxy, which is solicited by the Company's Board of Directors, and to return it promptly in the envelope which is also enclosed. Shareholders who execute and return proxies retain the right to revoke them at any time prior to the voting thereof.

                                              By Order of the Board of Directors


                                              By   /s/ F. Conger Fawcett
                                                  ------------------------------
                                                       F. Conger Fawcett
                                                       Secretary




Napa, California
September 29, 1995

YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN. WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE MEETING, PLEASE COMPLETE, DATE, SIGN, AND RETURN THE ENCLOSED PROXY PROMPTLY.

                            ========================
                                     CHALONE
                                   Wine Group
                            ========================

                                 PROXY STATEMENT
                  --------------------------------------------

                         SPECIAL MEETING OF SHAREHOLDERS

                                October 18, 1995
                  --------------------------------------------

                     INFORMATION CONCERNING THE SOLICITATION

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of THE CHALONE WINE GROUP, LTD. ("the Company"), for a Special Meeting of Shareholders to be held October 18, 1995. The proxies solicited are revocable at any time prior to the voting thereof. All properly executed proxies received by the Company and not revoked will be voted as directed or, if no direction is given, will be voted (except where excluded):

              For approval of transactions with Domaines Barons de Rothschild (Lafite) and Summus Financial, Inc., et al., pursuant to the terms of an Omnibus Agreement dated August 22, 1995.

The proxies will also be voted in the discretion of the appointed proxy-holders on any other matter of business properly brought before the meeting.
         The cost of soliciting proxies in the enclosed form, estimated to be approximately $28,000, will be borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses incurred in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited personally or by telecommunication by one or another of the Company's directors, officers, and/or employees, at no additional compensation.
         Pursuant to Section 2.9 of the Company's By-Laws, the record date for the determination of the shareholders of the Company entitled to vote at the Special Meeting has been fixed at September 15, 1995. The Company had outstanding, as of such record date, a total of 4,973,580 shares of its common stock, its only class of voting securities. At the Special Meeting, and subject to the qualification set forth in the next paragraph, each shareholder will be entitled to one vote for each share held on the record date.
         Any proxy given pursuant to this solicitation may be revoked by a shareholder prior to the voting at the Special Meeting by written notice to the Secretary of the Company, by submission of another proxy bearing a later date, or upon oral request at the meeting.
         The Meeting requires for due convocation the presence of a quorum (2,486,791 shares) of total shares issued and outstanding; the Company will count shares duly represented but abstaining, including broker non-votes, towards the determination of whether a quorum exists. The proposal for which the Meeting is convened is being submitted for shareholder approval pursuant to
Section 310 of the California Corporations Code. The Company has determined that the matter will require, for adoption, the affirmative vote of a majority of a quorum of the outstanding shares, excluding the shares held by Domaines Barons de Rothschild (Lafite) and Summus Financial, Inc., as interested parties to the transaction.
                                       1

                APPROVAL OF THE TRANSACTIONS CONTEMPLATED BY THE
                    OMNIBUS AGREEMENT DATED AUGUST 22, 1995

                                  INTRODUCTION

         The Board of Directors is seeking to strengthen the Company's balance sheet with a substantial increase in its equity base, and to convert its essentially passive investment in Domaines Barons de Rothschild (Lafite)("DBR") into an active and more significant interest in Chateau Duhart-Milon, one of DBR's properties. This is being done (1) to reduce debt that was accumulated during a period of rapid expansion, thereby substantially reducing the Company's interest expense, and (2) to increase the earnings reported on the Company's' foreign investment. The Company's Board of Directors believes that this will allow the Company to be in a stronger position to take advantage of future opportunities.

                                SUMMARY OF TERMS

         On April 26, 1995, the Company reached agreement in principle with its two largest shareholders, DBR and Summus, for the infusion of substantial new equity into the Company and a restructuring of the Company's operational relationship with DBR and its affiliated group of companies. On August 22, 1995, the Company, DBR, and Summus executed a formal agreement, designated the Omnibus Agreement ("the Agreement"), reducing the points of agreement in principle to binding contract, subject to the approval of the Company's shareholders here being sought. A copy of the Agreement, with its Exhibits, is included as Appendix I to this Proxy Statement. The principal terms of the Agreement may be summarized as follows:
         1. DBR will convert its $12.4 million principal amount of the Company's convertible debentures (the "DBR debentures"), at a conversion price of $7.00, into 1,769,143 shares of common stock. (A similar conversion offer was extended to the third-party holders of an additional $8.5 million in similar debentures, none of whom, however, elected to convert).
         2. The Company will receive a total of $5 million, in cash, contributed in equal amounts of $2.5 million by DBR and Summus, in return for the issuance to each of 416,667 units, each unit consisting of one share of common stock and one warrant for the purchase of one share of common stock, at a per-unit price of $6.00. The warrants, which have a five-year term, are exercisable at $8.00/share.
         3. The Company will contribute essentially all of its existing ownership in DBR for a 23.5% interest in Societe Civile Chateau Duhart-Milon (formerly "Societe Civile De Duhart-Milon-Rothschild") ("Duhart-Milon"), a Bordeaux wine-producing estate located in Pauillac, France, and an affiliated company of DBR. The effect of this element of the overall transaction will be to convert an essentially passive 11.3% interest in DBR into an interest in an active, operating vineyard and winery operation, with potentially significantly greater earnings for the Company.
         4. The Company will retain one share of stock in DBR and will continue to hold one seat on DBR's board of directors (Conseil de Surveillance), with the Company's President continuing to fill that seat. DBR will review the Company's nomination to that seat on an annual basis.
         5. The Company's Board of Directors will be increased from the current nine to eleven positions, with each of DBR and Summus given the right to designate a nominee to one of the newly created positions.
         6. DBR will be released from its existing "standstill" restriction on increasing its ownership position in the Company, but with a commitment not to increase that position to over 49.9% of total shares outstanding, on a fully diluted basis, through December 31, 1999.

                                ECONOMIC EFFECTS

         The conversion of the DBR debentures will at once terminate an annual interest expense to the Company of approximately $600,000. Application of the proceeds from the $5 million in new equity to reduce line-of-credit debt will save approximately an additional $400,000 in annual interest costs. These two together, therefore, will reduce the Company's annual interest expense by approximately $1 million.
         The conversion of the Company's 11.3% equity interest in DBR to a 23.5% equity interest in Duhart-Milon is also expected to have a marked positive effect on the Company's reported earnings. Dividend income on the Company's DBR stock has typically amounted to approximately $60,000 per annum. Conversely, the 23.5% interest in the Duhart-Milon partnership is expected, based on 1994 performance, to amount to something in the vicinity of $280,000 of earnings to the Company per annum, which under the equity method of accounting, will now be includable in the Company's earnings. There can be no assurance that Duhart-Milon will continue to be profitable, and therefore, have a positive effect on the Company's reported earnings.
         The debenture conversion rate of one share of common stock for each $7.00 of debenture principal sum was a negotiated figure, significantly lower than would have applied under the stated terms of the debentures. Prior to any of the
                                       2
transactions contemplated in the Omnibus Agreement, the conversion rate was $10.02. Assuming dilution solely for the stock and warrants to be issued for the $5 million in new cash, the conversion rate would have been approximately $9.31. Given the very substantial benefits which are expected to result from implementation of the entire set of transactions, as just outlined, and backed by the fairness opinion next discussed, the Company's disinterested directors concluded that the tangible advantages greatly outweighed the theoretical additional "cost" of the negotiated conversion rate.
         As shown in the pro forma financial statements which follow in a later section of this Proxy Statement, if the transaction had been in effect for all of 1994, net earnings per share would have risen from essentially zero to $0.10/share, and, for the first quarter of 1995, would have reduced the per share loss from $0.05 to $0.01.

                           DESCRIPTION OF DUHART-MILON

         Duhart-Milon is a wine producing property located in Paulliac in the Medoc region of Bordeaux in France. The property consists of approximately 166 acres of producing vineyards, contiguous to the vineyards of Chateau Lafite-Rothschild, and winemaking facilities located in the town of Paulliac. In 1855 the French Government classified the top 62 wine-producing estates in the Medoc region of Bordeaux (out of over 400 such estates) into five growths based on their perceived quality, with first growth being the best. Under that classification system Duhart-Milon is rated as a fourth growth estate. The average annual production has in recent years been approximately 35,000 cases and is sold under the Chateau Duhart-Milon and Moulin de Duhart labels. Duhart-Milon employs approximately 24 employees. DBR purchased the property in 1962.

                                 USE OF PROCEEDS

         The issuance of the units will bring an infusion of $5 million in new capital which, after defraying the costs of the transaction, will be used to pay down existing operating line-of-credit debt of the Company. This line-of-credit has a maximum available of $10,000,000, of which $8.7 million was drawn at August 31, 1995, and has a variable interest rate, based on the lower of either the Bank's prime rate (currently 8.75%) or LIBOR plus 2% (currently 7.88%.)

                               FAIRNESS OPINION

         Because of the broad scope and importance of the transaction, the Company's Board of Directors (acting throughout the negotiations as a committee of six, that is, exclusive of the two directors affiliated with DBR and the one director affiliated with Summus) engaged the services of Hambrecht & Quist LLC ("Hambrecht & Quist") to assist in the negotiations, to act as financial advisor in evaluating the various elements of the transaction, and ultimately to render an opinion to the Board as to the fairness of the terms of the transaction to the Company from a financial point of view.
         Hambrecht & Quist is an internationally recognized investment banking firm and is regularly engaged in the valuation of businesses and their
securities   in   connection   with   mergers   and   acquisitions,    corporate
restructurings, strategic alliances, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. The Company's Board selected Hambrecht & Quist on the basis of such experience and its knowledge of the Company through prior engagements.
         In the past, Hambrecht & Quist has provided investment banking and other financial advisory services to the Company and has received customary fees for rendering these services. Hambrecht & Quist may in the future provide further similar services to the Company. In the ordinary course of business, Hambrecht & Quist acts as a market maker and broker in the publicly traded securities of the Company and receives customary compensation in connection therewith. In the ordinary course of business, Hambrecht & Quist actively trades in the publicly traded securities of the Company for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.
         Pursuant to the terms of the Company's engagement letter with Hambrecht & Quist, the Company agreed to pay Hambrecht & Quist, upon consummation of the transaction, a fee of $100,000 for its services, which included the rendering of its opinion. The Company also agreed to reimburse Hambrecht & Quist for its reasonable out-of-pocket expenses, including certain fees and expenses of counsel, and to indemnify Hambrecht & Quist against liabilities under the federal securities laws or relating to or arising out of Hambrecht & Quist's engagement as financial advisor.
         Hambrecht & Quist assisted the Board throughout the negotiations, both those leading up to the agreement in principle announced April 27, 1995, and those ensuing thereafter, in the preparation of final documents.
         In connection with its review of the transaction, and in arriving at its opinion, Hambrecht & Quist, among other things: (i) reviewed the publicly available financial statements of the Company for recent years and interim periods to date and certain other relevant financial and operating data of the Company made available from published sources and from the internal records of the Company; (ii) reviewed certain internal financial and operating information, including certain projections, relating to the Company's prepared by the management of the Company; (iii) discussed the business, financial condition and prospects of the Company with certain of its officers and directors; (iv) reviewed the information provided by DBR regarding the relative values of the DBR holdings;
(v) reviewed the terms of the convertible debentures; (vi) reviewed publicly available information to determine the range of discounts from publicly traded stock prices offered in private placements; (vii) participated in the negotiations of the terms of the Agreement; (viii) reviewed the Agreement; (ix) discussed the tax and accounting treatment of the transaction with the Company and the Company's counsel; and (x) performed such other analyses and examinations and considered such other information, financial studies, analyses and investigations and financial, economic and market data as were deemed relevant. The Company imposed no limitations on Hambrecht & Quist with respect to the scope of its investigation or the procedures followed in preparing and rendering its opinion.
         Hambrecht & Quist did not assume responsibility for independent verification of the information concerning either the Company or DBR considered in connection with its review of the transaction, but, for purposes of its fairness opinion, assumed and relied upon the accuracy and completeness of all such information as provided to it. Hambrecht & Quist did not prepare or obtain any independent valuation or appraisal of the assets or liabilities of either the Company or DBR, nor did it conduct a physical inspection of the properties or facilities of either the Company or DBR. For purpose of its opinion, Hambrecht & Quist assumed that neither the Company nor DBR is a party to any pending transactions, including external financings, recapitalizations or merger discussions, other than those of concern here and those arising in the ordinary course of conducting their respective businesses. Hambrecht & Quist advises that its opinion is necessarily based on market, economic, financial and other conditions as they existed and could be evaluated on the date of the opinion, and any change in such conditions would require a reevaluation of the opinion.
         Hambrecht & Quist performed a variety of financial analyses, in connection with the rendering of its opinion. The following is a summary of the financial analyses so performed and reviewed with the Company's Board prior to the issuance of the opinion. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant quantitative and qualitative methods of financial analyses and the application of those methods to particular circumstances, and, therefore, such an opinion is not readily susceptible to summary description. The summary of the analyses set forth below does not purport to be a complete description of the presentation made by Hambrecht & Quist to the Company's Board. In arriving at its opinion, Hambrecht & Quist did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Hambrecht & Quist believes that its analyses and the summary set forth below must be considered as a whole and that selecting portions of its analyses without considering all analyses, or portions of the following summary without considering all factors and analyses, could create an incomplete view of the processes underlying the analyses set forth in the Hambrecht & Quist presentation and opinion. In performing its analyses, Hambrecht & Quist made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of the Company. The analyses performed by Hambrecht & Quist are not necessarily indicative of actual values of actual future results, which may be significantly more or less favorable than suggested by such analyses. Additionally, analyses relating to the values of businesses do not purport to be appraisals or to reflect the prices at which businesses actually may be sold.
         Analysis of the Company's Convertible Debt. Hambrecht & Quist analyzed the value of the convertible debentures by analyzing the value of the debt component of the debentures and the value of the conversion feature of the debentures. Hambrecht & Quist determined the value of the debt component of the debentures by comparing the current 5% coupon rate to that of other non-investment grade bonds estimated to have similar investment risk profiles, rated CCC with yields between 11% to 15%. Hambrecht & Quist determined the value of the conversion feature using a derivative of the "Black-Scholes" option pricing model. The sum of the values of the debt component and the conversion divided by the current share price to determine the estimated shares of Chalone common stock equal to the calculated fair value of the convertible debenture. The result of the analysis, based on an assumed comparable yield of 13%, was 2,748,000 shares which compared to the negotiated term of 2,983,000 shares to be issued.
         Review of Private Placement Discounts. Hambrecht & Quist reviewed publicly available information to determine the range of discounts from the publicly traded stock price offered in private placements for the years 1992, 1993 and 1994 There were seventeen transactions reviewed for 1992, thirty-four transactions for 1993, and three transactions for 1994. The average discounts based on the transactions reviewed were 35%, 23%, and 25%, respectively. The range of discounts based on the transactions reviewed were 9%-87%, 0%-84%, 8%-57%, respectively. These percentage discounts were then compared to the negotiated discount of 14%.
         Analysis of Duhart-Milon Exchange. Hambrecht & Quist analyzed the relative value of the Duhart-Milon asset as compared to the Company's ownership interest in DBR based on certain financial and operating information provided by DBR and reviewed by Chalone. Hambrecht & Quist compared the value of the DBR holdings with and without Duhart-Milon. Hambrecht & Quist then computed the percentage ownership the Company should receive in Duhart-Milon based on its contribution of its DBR interest to the Duhart-Milon partnership. Based on the relative valuations of the eight entities owned by DBR it was determined that the value of Chalone's 11.3% ownership in the entire entity would translate into a 22.6%
                                       4
ownership interest in Duhart-Milon on a relative basis. This percentage interest was then compared to the negotiated 23.5% ownership interest.
         Based on its analysis, on August 22, 1995, Hambrecht & Quist issued its written opinion that, as of that date, the terms of the transaction were fair to the Company from a financial point of view. No opinion was expressed as to the adequacy of any consideration received in the transaction by DBR, Summus, or any affiliate of either of them, other than the Company itself. Moreover, the opinion addressed only the fairness of the terms of the transaction to the Company from a financial point of view, and should not be considered as a recommendation to any shareholder of the Company as to how to cast his or her vote.
         A copy of the August 22, 1995, fairness opinion, which sets forth the assumptions made, the matters considered, the scope and limitations of the review undertaken, and the procedures followed, is attached as Appendix II to this Proxy Statement. The foregoing discussion and summary is qualified in its entirety by reference to that full opinion.

                             SELECTED FINANCIAL DATA

         The following  selected financial data for the years ended December 31,
1994, 1993, 1992, 1991, and 1990, and the three months ended March 31, 1995, are
derived  from  the  audited   financial   statements   of  the  Company  and  of
Duhart-Milon.  The pro forma table is  expanded  upon in the next  section,  PRO
FORMA FINANCIAL  INFORMATION.  The data presented  should be read in conjunction with the  financial  statements of the Company on file with the  Securities  and
Exchange  Commission and the financial  statements of  Duhart-Milon  included as
Appendix III to this Proxy Statement.




                                              6 Months                      Year Ended December 31,
                                           Ended June 30, -------------------------------------------------------
                                                1995           1994        1993        1992       1991       1990
                                                ----           ----        ----        ----       ----       ----
The Chalone Wine Group, Ltd.
----------------------------
    Statement of Operations Data:
       Wines sales ......................   $ 11,834       $ 21,132    $ 18,325    $ 17,319    $14,951   $ 14,182
       Gross profit .....................      3,742          7,504       6,395       6,309      6,855      6,886
       Selling, general and
          administrative expenses .......      2,487          4,633       4,432       4,610      4,119      3,760
       Operating income .................      1,255          2,871       1,963       1,699      2,736      3,126
       Other expense ....................     (1,410)        (2,561)     (2,482)     (2,494)    (2,144)    (1,518)
       Minority interest ................       (172)          (188)       (372)       (269)      (429)      (454)
       Net (loss) earnings ..............       (192)            20        (691)       (741)        58        650
       (Loss) Earnings per common
          share .........................      (0.04)           --        (0.16)      (0.19)      0.02       0.18
    Balance Sheet Data:
       Working capital ..................     17,118         17,136      15,291      11,606     13,349     12,892
       Total assets .....................     70,894         72,225      72,078      70,413     67,928     50,030
       Long-term obligations ............     26,396         26,425      27,387      30,418     31,944     19,658
       Shareholders' equity .............     24,043         24,199      22,699      17,030     17,081     16,295


Societe Civile de Duhart-Milon-Rothschild
-----------------------------------------
    Statement of Operations Data:
       Wines sales ......................   FF 13,423   FF14,738    FF12,031    FF18,854       n/a         n/a
       Gross profit .....................      5,047       4,735       2,887       8,980       n/a         n/a
       Selling, general and
          administrative expenses .......        791       1,267         888       1,411       n/a         n/a
       Operating income .................      4,256       3,468       1,999       7,569       n/a         n/a
       Other income (expense) ...........       (119)       (401)       (490)        191       n/a         n/a
       Net (loss) earnings ..............      4,010       3,067       1,509       7,760       n/a         n/a

    Balance Sheet Data:
       Working capital (deficit) ........        537        (140)     (1,107)        n/a       n/a         n/a
       Total assets .....................     32,225      33,142      31,469         n/a       n/a         n/a
       Long-term obligations ............         --          --          --         n/a       n/a         n/a
       Shareholders' equity .............     13,475      12,864      12,553         n/a       n/a         n/a



                      SELECTED FINANCIAL DATA (Continued)



                                           6 Months Ended                    Year Ended December 31,
                                              June 30,    ------------------------------------------------------
                                                1995          1994        1993        1992       1991       1990
                                                ----          ----        ----        ----       ----       ----

The Chalone Wine Group, Ltd.-Pro Forma
--------------------------------------
    Statement of Operations Data:
       Wines sales ......................   $ 11,834      $ 21,132        n/a          n/a        n/a        n/a
       Gross profit .....................      3,742         7,504        n/a          n/a        n/a        n/a
       Selling, general and
          administrative expenses .......      2,473         4,605        n/a          n/a        n/a        n/a
       Operating income .................      1,269         2,899        n/a          n/a        n/a        n/a
       Other expense ....................       (958)       (1,605)       n/a          n/a        n/a        n/a
       Earnings of equity interest ......        181           282        n/a          n/a        n/a        n/a
       Minority interest ................       (172)         (188)       n/a          n/a        n/a        n/a
       Net earnings .....................        192           774        n/a          n/a        n/a        n/a
       Earnings per common share ........       0.03          0.10        n/a          n/a        n/a        n/a
    Balance Sheet Data:
       Working capital ..................     22,118           n/a        n/a          n/a        n/a        n/a
       Total assets .....................     70,776           n/a        n/a          n/a        n/a        n/a
       Long-term obligations ............     14,012           n/a        n/a          n/a        n/a        n/a
       Shareholders' equity .............     41,309           n/a        n/a          n/a        n/a        n/a

                                       7

                         PRO FORMA FINANCIAL INFORMATION

Pro Forma Balance Sheet Information
         The following table sets forth pro forma unaudited condensed balance sheet information for the Company as of June 30, 1995, adjusted to reflect the various economic elements of the transaction, including the acquisition of the interest in Duhart-Milon (treated as a purchase for accounting purposes), as described in the accompanying footnotes. The pro forma balance sheet information is based, in relevant part, on the separate balance sheets of the Company and Duhart-Milon, as if the entire transaction, including the Duhart-Milon element, had taken place on June 30, 1995.
         The pro forma information should be read in conjunction with the financial statements of the Company on file with the Securities and Exchange Commission and the financial statements of Duhart-Milon included as Appendix III to this Proxy Statement.
         The pro forma information is presented for informational purposes only, and is not necessarily indicative of the financial position of the Company had the transactions in fact been consummated on June 30, 1995, nor as it may be in the future.
                          THE CHALONE WINE GROUP, LTD.
                                  BALANCE SHEET
                                  -------------
                                 (in thousands)
                                                        Pro Forma     Pro Forma
                                        June 30, 1995  Adjustments  June 30,1995
                                        ========================================
Inventories ..........................      $ 27,030                   $ 27,030
Other current assets .................         6,367                      6,367
                                            --------                   --------
   TOTAL CURRENT ASSETS ..............        33,397                     33,397
DBR investment .......................        12,524    $(12,524)(1)        --
Duhart-Milon investment ..............                    12,524 (1)     12,524
Property, plant and equipment - net ..        20,284                     20,284
Other assets .........................         4,689        (118)(2)      4,571
                                            --------                   --------
   TOTAL ASSETS ......................      $ 70,894                   $ 70,776
                                            ========                   ========
Bank lines of credit .................      $ 13,335      (5,000)(3)   $  8,335

Income taxes payable
Other current liabilities ............         2,944                      2,944
                                            --------                   --------
   TOTAL CURRENT LIABILITIES .........        16,279                     11,279
Long term debt less current maturities         5,512                      5,512
Convertible subordinated debentures ..        20,884     (12,384)(4)      8,500
Other liabilities ....................         4,176                      4,176
Common stock .........................        24,509      12,384 (4)     41,775
                                                           5,000 (3)
                                                            (118)(2)
Shareholder deficit ..................          (466)                      (466)
                                            --------                   --------
   TOTAL SHAREHOLDERS' EQUITY ........        24,043                     41,309
                                            --------                   --------
   TOTAL LIABILITIES & EQUITY ........      $ 70,894                   $ 70,776
                                            ========                   ========
Shareholders' equity  per common share      $   4.84                   $   5.46
                                            ========                   ========

--------------------------------------

(1) To eliminate 14,054 shares of DBR held by the Company and set up Duhart-Milon investment.
(2) To write off unamortized balance of capitalized debenture costs on converted debentures against common stock.
(3) To issue 416,667 shares of common stock at $6.00/share to each of DBR and Summus and reduce bank lines of credit using proceeds from issuance of common stock.
(4) To eliminate debentures held by DBR converted to common stock at $7.00/share and issue 1,769,143 shares of common stock at $7.00/share for the DBR debentures converted.

Pro Forma Operating Information
         The following two tables set forth pro forma condensed unaudited statements of operation for the Company as of December 31, 1994, and June 30, 1995, respectively, adjusted to reflect the various economic elements of the transaction, including the acquisition of the interest in Duhart-Milon, as described in the accompanying footnotes. The statements are based, in relevant part, on the historical results of operations of the Company and of Duhart-Milon, as if the entire transaction, including the Duhart-Milon element, had taken place on January 1, 1994. These pro forma statements should be used in conjunction with the financial statements of the Company on file with the Securities and Exchange Commission and the financial statements of Duhart-Milon included as Appendix III to this Proxy Statement.
         The pro forma information is presented for informational purposes only, and is not necessarily indicative of the results of operations had the transactions in fact been consummated on January 1, 1994, or as they may be in the future.

                          THE CHALONE WINE GROUP, LTD.
                                INCOME STATEMENT
                                ----------------
                      (in thousands, except per share data)

                                     12 Months Ending                Pro Forma
                                       December 31,     Pro Forma   December 31,
                                         1994          Adjustments     1994
                                     ===========================================

Wine sales ........................    $ 21,132                        $ 21,132
Cost of sales .....................      13,628                          13,628
                                     -------------------------------------------
    Gross Profit ..................       7,504                           7,504
SG&A expenses .....................       4,633        $   (29)(1)       4,605
                                     -------------------------------------------
    Operating Income                      2,870                           2,899
Interest, net .....................      (2,753)           400 (2)      (1,734)
                                                           619
Other, net ........................         192            (63)(4)         128
                                     -------------------------------------------
    Total Other ...................      (2,561)        (1,605)
Earnings of equity interest .......                        282 (5)          282
Minority interest.................         (188)                           (188)
                                     -------------------------------------------
    Earnings before tax ...........         121                           1,388
Income taxes ......................         101            513 (6)          614
                                     -------------------------------------------
Net Earnings ......................    $     20        $   754         $    774
                                     ===========================================

Net Earnings per share ............    $   0.00        $  0.10
Average number of shares ..........       4,826          2,602 (7)     $  7,429
                                     ===========================================

---------------------------------
(1) To reduce amortization of capitalized DBR debenture costs assumed to have been written off on January 1, 1994.
(2) To reduce interest expense by assuming that the $5,000,004 proceeds from issuance of common stock to DBR and Summus are applied against the Company's bank lines of credit. Interest on such lines of credit is variable based on the prime rate and the average rate for 1994 is estimated as 8%.
(3) To reduce interest expense on DBR debentures as if converted at the beginning of the year.
(4)  To reduce dividend income for the year on 14,054 shares of DBR stock.
(5) To record effect of equity in earnings of Duhart-Milon for the year ended December 31, 1994.
(6) To adjust income tax expense by change in earnings before income tax using the statutory income tax rate of 40.5% applicable to the Company during 1994.
(7) To increase average number of shares outstanding for earnings per share calculation due to the issuance of 1,769,143 shares of common stock for DBR debentures converted, and 416,667 shares issued to each of DBR and Summus.

                          THE CHALONE WINE GROUP, LTD.
                                INCOME STATEMENT
                                ----------------
                      (in thousands, except per share data)

                                   Six Months Ended   Pro Forma     Pro Forma
                                     June 30, 1995   Adjustments  June 30, 1995
                                     ===========================================

Wine sales ........................     $11,834                         $11,834
Cost of sales .....................       8,092            -              8,092
                                     -------------------------------------------
    Gross Profit ..................       3,742            -              3,742
SG&A expenses .....................       2,487        $ (14)(1)          2,473
                                     -------------------------------------------
    Operating Income ..............       1,255           14              1,269
Interest, net                            (1,502)         310 (2)           (992)
                                                         200 (3)
Other, net ........................          92          (58)(4)             34
                                    --------------------------------------------
    Total Other ...................      (1,410)         452               (958)
Earnings of equity interest .......        --            181 (5)            181
Minority interest..................        (172)          --               (172)
                                     -------------------------------------------
    Earnings before tax ...........        (327)         647                320
Income taxes ......................        (135)         263 (6)            128
                                    --------------------------------------------
Net Earnings ......................     $  (192)       $ 384            $   192
                                     ===========================================
Net Earnings per share ............     $ (0.04)          -             $  0.03
                                     ===========================================
Average number of shares ..........       4,962        2,602 (7)          7,564
                                     ===========================================

----------------------------
(1) To reduce amortization of capitalized DBR debenture costs assumed to have been written off on January 1, 1994.
(2) To reduce interest expense on DBR debentures as if converted in the previous period.
(3) To reduce interest expense by assuming that the $5,000,004 proceeds from issuance of common stock to DBR and Summus are applied against the Company's bank lines of credit. Interest on such lines of credit is variable based on the prime rate and the average rate for the first quarter of 1995 is estimated as 8%.
(4)  To reduce dividend income for the year on 14,054 shares of DBR stock
(5) To record effect of equity in earnings of Duhart-Milon for the year ended December 31, 1994.
(6) To adjust income tax expense by change in earnings before income tax using the statutory income tax rate of 40.5% applicable to the Company during 1995.
(7) To increase average number of shares outstanding for earnings per share calculation due to the issuance of 1,769,143 shares of common stock for DBR debentures converted, and 416,667 shares issued to each of DBR and Summus.

                                EQUITY OWNERSHIP

         A result of the conversion of the DBR debentures and issuance of the new-cash units will be to increase the equity positions of DBR and Summus to, respectively, 40.6% and 13.8% of shares of the Company's common stock actually issued and outstanding, and 36.0% and 16.3% on a fully-diluted basis (48.9% and 28.9%, respectively, calculated pursuant to SEC Rule 13d-3(d)(1)). DBR has committed not to increase its fully-diluted equity position over 49.9% through December 31, 1999.
         The impact of the conversion and unit issuance on the ownership interests of the remaining shareholders will result in a 13% increase in shareholders' equity per common share increasing from $4.84 at June 30, 1995, to $5.46 per share on a proforma basis. (See Proforma Financial Information.)

                          INTERESTS OF CERTAIN PERSONS

         DBR currently has two representatives on the Company's Board of Directors, Baron Eric de Rothschild and Christophe Salin, DBR's Managing Director and President, respectively. Summus currently has one representative on the Company's Board, Summus's President, Richard C. Hojel. Messrs. Rothschild, Salin and Hojel also serve on the Company's Executive Committee, with Mr. Hojel as its Chairman. The current shareholdings of the three named individuals, including within Mr. Hojel's holding, the (pre-transactional) holding of Summus, and, separately stated, the (pre-transactional) shareholding of DBR, are shown in the tables set forth in the next section of this proxy statement.
         DBR, Summus' and the Company's President, W. Philip Woodward, will enter into a Voting Agreement respecting future directorship votes. This Agreement is described in more detail hereafter.

                 SHAREHOLDINGS OF MANAGEMENT AND 5% SHAREHOLDERS

SHAREHOLDINGS OF DIRECTORS AND EXECUTIVE OFFICERS.
         The following table sets forth information respecting the security ownership of the Company's common stock, its only class of voting securities, beneficially owned by each of the Company's directors and executive officers, as of July 31, 1995. Percentages are calculated in accordance with SEC Rule 13d-3(d)(1). The shareholding for director Hojel includes the Summus holding, as set forth in the footnote accompanying that entry.

     TITLE              NAME OF                          SHARES
       OF             BENEFICIAL                      BENEFICIALLY      PERCENT
     CLASS              OWNER                             OWNED        OF CLASS
     -----            ----------                      ------------     --------
     No par    Richard C. Hojel (1)                      925,665         17.6%
     value     W. Philip Woodward (2)                    435,965          8.4%
     common    J. A. McQuown (3)                         232,980          4.7%
               Richard H. Graff (4)                      123,841          2.4%
               William L. Hamilton (5)                   104,804          2.1%
               C. Richard Kramlich (3)                    37,166          0.7%
               Christophe Salin (6)                        6,660          0.0%
               Eric de Rothschild (6)                      4,040          0.01%
               James H. Niven (7)                          1,270          0.0%
               All directors/director-nominees and
                 executive officers as a group
                 (9 persons) (8)                       1,872,411          31.8%

--------
1 Consists of 637,871 shares held by Summus Financial, Inc., an affiliate of Mr. Hojel, warrants for the purchase of an additional 285,714 shares, also held by Summus, and 2,070 shares issuable to Mr. Hojel personally on exercise of options which are vested or will vest within the next 60 days.
2 Includes 11,043 shares held by Mr. Woodward's wife and 1,577 shares held by Mr. Woodward's children, as to all of which Mr. Woodward disclaims beneficial ownership. Includes 22,100 shares held by trusts of which Mr. Woodward is the beneficiary. Includes 103,500 shares issuable on exercise of options which are vested or will vest within the next 60 days, warrants for the purchase of an aggregate of 42,857 shares collectively held by Mr. Woodward and the aforesaid trusts, and 941 shares in the Company's Profit Sharing Plan.
3 Includes 12,160 shares issuable on exercise of options which are vested or will vest within the next 60 days.
4 Includes 103,360 shares issuable on exercise of options which are vested or will vest within the next 60 days.
5 Includes 417 shares held by Mr. Hamilton's wife and 30 shares held by Mr. Hamilton's children, as to all of which Mr. Hamilton disclaims beneficial ownership. Includes 99,666 shares issuable to Mr. Hamilton on exercise of options which are vested or will vest within the next 60 days and an additional 416 shares similarly issuable to Mrs. Hamilton, as to which latter Mr. Hamilton disclaims beneficial ownership. Also includes 680 shares in the Company's Profit Sharing Plan.
6 Consists of shares issuable on exercise of options which are vested or will vest within the next 60 days. Excludes shares held and acquirable by Domaines Barons de Rothschild (Lafite), of which Baron de Rothschild is Managing Director and Mr. Salin is President, which holdings are set forth in the next section, and as to which the two individuals named disclaim beneficial ownership.
7 Consists of shares issuable on exercise of options which are vested or will vest within the next 60 days. Excludes 10,000 shares held by Paragon Vineyard Co., Inc., of which Mr. Niven is President, as to which Mr. Niven disclaims beneficial ownership.
8 Includes 344,866 shares issuable on exercise of options which are vested or will vest within the next 60 days, warrants for the purchase of 328,571 shares, and 1,621 shares in the Company's Profit Sharing Plan.

SHAREHOLDING BY OTHER OWNERS OF MORE THAN FIVE PERCENT.
         The Company is only aware of one other beneficial owner of more than 5% of the Company's common stock, which is DBR. DBR's holding, as of July 31, 1995, was (and is) as follows. The percentage figure for shares beneficially owned is, once again, calculated with reference to the SEC's Rule 13d-3(d)(1), i.e., assumes dilution solely for and by reason of DBR's holdings. Conversely, being a pre-transactional depiction, it fails to take into account the larger number of shares which will actually be issued on conversion of the debentures, under the transaction here concerned. This is described in the text following the table.


SHARES CURRENTLY    SHARES BENEFICIALLY   PERCENT OF CLASS     PERCENT OF CLASS
    OWNED                 OWNED           CURRENTLY OWNED     BENEFICIALLY OWNED
----------------    -------------------   ----------------    ------------------

    912,048             2,504,386              18.4%                38.3%

         The foregoing holding includes, in addition to shares currently held outright, 357,143 shares acquirable on exercise of previously-issued warrants, and 1,235,195 shares acquirable on conversion of the convertible debentures at the pre-Omnibus Agreement conversion rate of $10.02. Under the Omnibus Agreement the actual number of shares to be issued in the conversion is to be 1,769,143 shares.

                              BOARD REPRESENTATION

         As discussed above, DBR currently has two nominees and Summus one nominee on the Company's Board of Directors. Under the Omnibus Agreement, the size of the Company's Board will be increased from the current nine to eleven, and each of DBR and Summus is given the right to designate one additional nominee. Assuming shareholder approval of the transaction and Agreement, these two nominees will be appointed to the Board of Directors effective immediately. The Company has undertaken to include the three DBR designees and the two Summus designees in management's recommended slate of directors to be elected at the 1996 Annual Meeting of Shareholders. The Company has no contractual commitment respecting directorships beyond that point, except for the maintenance of the Board size at eleven. However, DBR, Summus, and the Company's President, Mr. Woodward, acting in his individual capacity, will enter into a Voting Agreement amongst themselves respecting future directorship votes, as next described. A prior Voting Agreement, which came into existence in 1993, will contemporaneous be canceled.

                                VOTING AGREEMENT

         The Voting Agreement among DBR, Summus, and Mr. Woodward, a true copy of which is attached as Exhibit D to Appendix I to this proxy statement, provides, in summary, that the signatories will vote their shares (and use best efforts to have certain others vote their shares) in favor of the other signatories' designees to the Company's Board of Directors, including the nomination of such designees for directorship positions. The Agreement provides for a signatory's right to designate one or more nominees, according to the percentage of total shares outstanding then held by the particular signatory, as follows: 26% or greater, three designees; 12%-26%, two designees; and 5%-12%, one designee. The Agreement has a five-year term.

         ANTI-DILUTION ADJUSTMENT OF THIRD-PARTY CONVERTIBLE DEBENTURES

         In addition to the $12.4 million in convertible debentures held by DBR and committed to be converted as a major part of this transaction, there are additionally four other convertible debentures, essentially identical in terms to the DBR debentures, in a total principal sum of $8.5 million. Although offered the right to convert their debentures on the same terms as the DBR debentures will be converted, the four third-party holders declined. As a result, those continuing debentures will experience a further anti-dilution adjustment to the conversion price, occasioned by the DBR debenture conversion and the issuance of new stock and warrants. The unadjusted conversion rate is now $10.02 per share; upon adjustment the conversion rate will be $8.81 per share. If and to the extent the warrants being issued to DBR and Summus in this transaction, and/or any of the earlier issued and outstanding warrants, are not exercised, appropriate readjustment to that conversion rate will be made, in the manner set forth in the debentures.

                 FINANCIAL STATEMENTS ATTACHED AND INCORPORATED

         Attached hereto as Appendix III are the following Financial Statements of Societe Civile Chateau Duhart-Milon (formerly Societe Civile De Duhart-Milon-Rothschild):
          a.   Balance Sheets at December 31, 1994 and 1993;
          b. Statements of Income and Retained Earnings for 12 months ended December 31, 1994, 1993 and 1992;
          c. Statements of Cash Flows for 12 months ended December 31, 1994, 1993 and 1992;
          d.   Notes to Financial Statements;
          e.   Independent Auditors' Report;
          f.   Balance  Sheets at March 31, 1995 and 1994  (unaudited);
          g. Statements of Income and Retained Earnings for three months ended March 31, 1995 and 1994 (unaudited);
          h. Statements of Cash Flows for three months ended March 31, 1995 and 1994 (unaudited).

         Additionally, there are incorporated herein by reference, the Company's financial statements and schedules, and other information, contained in its Annual Report on Form 10-K dated March 22, 1995, its Quarterly Reports on Form 10-Q dated May 9, 1995, and August 11, 1995, and its Form 8-K dated May 9, 1995.

         Finally, the documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and/or 15(d) of the Securities Exchange Act of 1934, from the date of this Proxy Statement through the date of the Special Meeting to which it pertains, currently called for October 18, 1995, shall be deemed to be incorporated herein by reference.

                          REQUIRED VOTE; RECOMMENDATION

         Under Section 310 of the California Corporations Code and the terms of the Agreement, approval of the transactions requires the affirmative vote of a majority of the outstanding shares, excluding from the vote the shares held by DBR and Summus. Thus, the minimum required affirmative vote is 855,916 of the Company's outstanding shares.
         The Board of Directors of the Company, acting by and through its six-member disinterested majority, strongly recommends approval of the transactions.

                                  OTHER MATTERS

         The Company knows of no matters other than that discussed hereinabove to be considered at the Special Meeting. Should any other matter properly come before the Meeting, the holder of the proxies herein solicited will vote thereon in their discretion.

         Dated:  September 29, 1995.

                                             By Order of The Board of Directors



                                             By     /s/ William L. Hamilton
                                                --------------------------------
                                                  William L. Hamilton
                                                  Executive Vice President &
                                                  Assistant Secretary

                                   APPENDIX I

                                OMNIBUS AGREEMENT


         THIS AGREEMENT is entered into by and among THE CHALONE WINE GROUP, LTD. ("Chalone"), DOMAINES BARONS DE ROTHSCHILD (LAFITE) ("DBR"), and SUMMUS FINANCIAL, INC. ("Summus"), as of the 22nd day of August, 1995.

         1.   Transactions Involving Chalone Securities.

              a.  Conversion of Debentures.

                  (i) DBR Debentures. At the Closing (as defined in paragraph 6 hereof), and subject to the terms and conditions of this Agreement, DBR will surrender to Chalone, for conversion and cancellation, that certain 5% Convertible Subordinated Debenture Due 1999 issued by Chalone, dated April 19, 1989, in face amount of $3,072,000, and that certain 5% Convertible Subordinated Debenture Due 1999 issued by Chalone, dated September 30, 1991, in face amount of $9,312,000. In return for such surrender and cancellation, Chalone will issue to DBR a total of 1,769,143 shares of Chalone's no par value common stock ("Common Stock").

                  (ii) Third-Party Debentures. Chalone shall, no later than May 15, 1995, have extended an offer to each of the other four holders of its 5% Convertible Subordinated Debentures Due 1999, in aggregate face amount of $8,500,000, also to surrender their debentures to Chalone at the Closing, for conversion and cancellation, in exchange for Chalone's issuance of shares of Common Stock at the rate of one share for each $7.00 principal amount of debentures. (The DBR debentures discussed in subparagraph 1(a)(i) and the Third-Party Debentures discussed in this subparagraph 1(a)(ii) shall collectively herein be referred to as the "Debentures.") The acceptance or non-acceptance of this offer, by any one or more of the aforesaid Third-Party Debenture-holders, shall not in any way affect DBR's agreement to convert, as set forth in subparagraph 1(a)(i), immediately above, nor in any way affect any other provision of this Agreement.

                  (iii) Interest. Interest on all of the aforesaid Debentures will continue to accrue and be payable, in cash, according to the terms of the Debentures, until conversion. Accrued interest to the date of the Closing will, for such Debentures as are surrendered for conversion hereunder, be paid at the Closing. The foregoing notwithstanding, DBR may at its election, upon giving five business days' prior notice to Chalone, elect to set off against the amount that it is required to pay at the Closing under subparagraph 1(b) hereof the amount that Chalone will be required to pay to DBR at the Closing, as accrued interest, pursuant to this subparagraph 1(a)(iii).

              b. Sale and Purchase of Stock and Warrants. At the Closing, and subject to the terms and conditions of this Agreement, Chalone shall sell and issue to each of DBR and Summus, and each of DBR and Summus agrees, severally and not jointly, to purchase a total of 416,667 Units of Chalone's securities, each Unit consisting of one share of Chalone's Common Stock and one Warrant (as identified below) for the purchase of one share of Common Stock at an exercise price of $8.00, for a per-Unit purchase price of $6.00 and an aggregate purchase price of $2,500,002, each. At the Closing, Chalone shall deliver to each of DBR and Summus a stock certificate registered in that party's name or the name of that party's nominee (as the party shall so direct) representing the said 416,667 shares of Common Stock and a Warrant, dated as of the Closing and substantially in the form attached hereto as Exhibit "A" ("Warrant"). Each of DBR and Summus shall either deliver to Chalone a certified or cashier's check payable to Chalone's order or a wire transfer of immediately available funds to Chalone's designated bank account, each in the sum of $2,500,002.

              c.  Right to Purchase Additional Shares.

                  (i) In the event Chalone shall, subsequent to the Closing, sell any of its Common Stock, or securities convertible into Common Stock, or grant options for the purchase of Common Stock (collectively, "Securities") (except for sales, grants or issuances pursuant to any of the Plans or other reservations described in subparagraph 7(b), hereafter, and except for Common Stock issued in exercise of previously-issued Warrants or issued to the holders of third-party Debentures converted subsequent to the Closing), each of DBR and Summus shall have the right to purchase that amount of the particular Securities then being issued, on the same terms and conditions as the remainder of the issuance, as will cause DBR's or Summus's (as applicable) voting power in Chalone immediately upon the completion of such issuance to be not less than such voting power immediately prior to the issuance.

                  (ii) If an offering subject to this subsection is not to be registered under the U.S. Securities Act of 1933, Chalone shall notify DBR and Summus of the general terms and conditions of the offering, and each of DBR and Summus, each acting for itself, shall have 30 days thereafter in which to notify Chalone as to whether it desires to purchase all or part of the Securities that it has the right to purchase pursuant to this subsection.

                  (iii) If an offering subject to this subsection is to be registered under the Securities Act of 1933, Chalone shall advise DBR and Summus that such offering is being contemplated at least 30 days before the initial filing of a registration statement, to obtain an initial expression of interest. Chalone shall further notify DBR and Summus not less than five days prior to the effective date of such registration statement of the anticipated terms and initial price range of the offering. Each of DBR and Summus, each acting for itself, shall have three days after such five-day notice within which to notify Chalone as to whether it will purchase the Securities to which it is entitled hereunder assuming they are sold at not more than the maximum price specified in the anticipated price range. If either DBR or Summus has so agreed to the purchase, prior to the effective date of such registration statement, but it is subsequently determined that the Securities can reasonably be expected to be sold at a price above the previously specified maximum price, Chalone shall notify such party (DBR and/or Summus, as applicable), at least three business days prior to any sale at such higher price, of the then anticipated maximum offering price; DBR and/or Summus, as applicable, shall have one business day after such notice within which to notify Chalone as to whether it will purchase the Securities to which it is entitled hereunder assuming they are sold at not more than the maximum of the new anticipated price range.


         2.   Transactions Involving Chalone's Interest In DBR.

              a. Acquisition of Interest in Chateau Duhart-Milon. At the Closing, and subject to the terms and conditions of this Agreement, Chalone will surrender to DBR for transfer to Duhart-Milon stock certificates, currently standing in Chalone's name, representing a total of 14,054 ordinary shares of DBR, in exchange for a 23.5% partnership equity interest in Societe Civile Chateau Duhart-Milon (formerly "Societe Civile De Duhart-Milon-Rothschild") ("Duhart-Milon"). Such interest shall be represented by and memorialized in an Amendment Agreement, substantially in the form attached hereto as Exhibit "B," which Amendment Agreement shall, at the Closing, and subject to the terms and conditions of this Agreement, be executed by Chalone, DBR, and Societe Financiere Viticole, SA ("SFV"). The same parties shall, also at the Closing, execute a Memorandum of Understanding substantially in the form attached hereto as Exhibit "C."

              b.  Retention of Interest in DBR.

                  (i) Shareholding. At the Closing, and subject to the terms and conditions of this Agreement, Chalone shall receive, on transfer from its President, W. Philip Woodward ("Woodward"), and thereafter continue to hold one ordinary share of DBR.

                  (ii) Right to Dividends. Chalone and Woodward will receive dividends on their respective DBR shareholdings past and present, as and when paid in the ordinary course, as follows: [a] Their ratable shares of 1994 dividends, for the entire year, based on Chalone's holding of 14,054 shares and Woodward's holding of one share; [b] For years 1995 and subsequent, Chalone's ratable share based on its holding of one share (or such other shareholding as it shall in fact then have).

                  (iii) Director's Qualifying Share. For as long as Chalone has a designee on DBR's Board of Directors, as set forth in paragraph 4 hereof, such designee shall, if necessary under applicable law, be issued one "qualifying share" of DBR stock, without cost to the individual designee or to Chalone, subject to customary buy-back and custody arrangements for qualifying shares. Such qualifying share shall not be transferred except to a permitted successor designee.

         3. Representation on Chalone's Board of Directors and Executive Committee.
              a. Board of Directors. Effective with the Closing, Chalone's Board of Directors shall be increased in size from the current nine seats to eleven seats. Effective as of the same date, one designee of DBR and one designee of Summus, in each case reasonably acceptable to Chalone, shall be appointed to the two newly-created Board seats, to serve until Chalone's next meeting of shareholders at which the matter of directors is to be voted upon. Subject to any limitations imposed as a matter of law or fiduciary responsibility, for so long as the Voting Agreement referenced in subparagraph 3(c) hereof remains in effect, Chalone shall maintain the size of the Board at eleven.

              b. Executive Committee. For so long as DBR has at least two designees on Chalone's Board of Directors, Chalone shall use its best efforts to cause two designees of DBR to be appointed to Chalone's five-person Executive Committee. For so long as Summus has at least one designee on the Chalone Board, Chalone shall use its best efforts to cause a designee of Summus to be appointed to Chalone's five-person Executive Committee. For so long as this subparagraph 3(b) applies to either DBR or Summus, Chalone shall maintain the size of the Executive Committee at five persons.

              c. Voting Agreement. Effective with the Closing, DBR, Summus, and Woodward will enter into a certain Voting Agreement, substantially in the form attached hereto as Exhibit "D."


         4.   Representation   on  DBR's   Board  of   Directors   (Conseil   de
Surviellance).

              a. Chalone Designee. Chalone shall continue, for so long as it holds at least one share of DBR stock and for so long as at least one designee of DBR is a member of Chalone's Board of Directors, to have the right to designate one nominee, reasonably acceptable to DBR, to serve on the DBR Conseil de Surviellance; and DBR agrees, subject to any limitations imposed as a matter of law or fiduciary responsibility, to use its best efforts to see that said designee is elected to said Conseil de Surviellance. As of the date of this Agreement, such Chalone designee is Chalone's President, W. Philip Woodward.

              b. Observer. In the event Chalone's then-serving Conseil designee is unable to attend a duly called meeting of the Conseil, Chalone shall be entitled to designate an observer, reasonably acceptable to DBR, to attend and participate in such meeting but without a vote.


         5. "Standstill Agreement." Effective at the Closing, the existing "standstill agreement" between DBR and Chalone, which is part of a certain April 19, 1989, Shareholders' Agreement between Chalone and DBR, and by which each has been restricted from acquiring shares of stock of the other party without said other party's prior written consent, shall be terminated and of no further force or effect. The foregoing notwithstanding, DBR covenants and agrees that it will not, directly or indirectly, increase its total holding of Chalone Common Stock, including securities exercisable for or convertible into Common Stock, to more than 49.9%, on a fully diluted basis, through December 31, 1999; provided, however, that this limitation shall not be considered violated if DBR's percentage ownership is increased to more than 49.9% by reason of Chalone's repurchase or other acquisition of shares of its outstanding Common Stock, unaccompanied by any contemporaneous (or subsequent) purchase or other acquisition by DBR. Options to purchase shares of Common Stock, obtained and held by designees of DBR as members of Chalone's Board of Directors pursuant to Chalone's Non-Discretionary Stock Option Plan, and shares of Common Stock issued on exercise of such options, although in other respects the property of the individual holder, shall be counted for computational purposes of this paragraph 5 as a part of the holding of DBR.


         6. Shareholder Vote; Closing. It is agreed that approval of the material terms of this Agreement by Chalone's shareholders, pursuant to Section 310 of the California Corporations Code, shall be sought at a special meeting of shareholders, tentatively contemplated as being held no later than September 29, 1995. Shareholder approval shall be obtained in accordance with all applicable laws, including, without limitation, the rules and regulations promulgated under the Securities Exchange Act of 1934 and the rules and regulations governing companies listed on the NASDAQ National Market System. Chalone shall provide DBR and Summus with copies of any shareholder communication prepared in connection with this paragraph 6 or otherwise prepared in connection with such meeting, reasonably in advance of the mailing date of such communication. Assuming receipt of such shareholder approval (and assuming all other preconditions set forth in this Agreement have been satisfied), the Closing shall take place as soon as practicable following said shareholder approval and presumptively on September 29, 1995. The Closing shall be held at Chalone's executive offices, 621 Airpark Road, Napa, California, or such other location, within or without the United States, as the parties shall designate.

         7. Representations, Warranties and Covenants of Chalone. Except as set forth on Schedule A hereto or expressly set forth to the contrary in this Agreement, Chalone represents, warrants and covenants, as of the date hereof, as follows:

              a. Organization, Good Standing and Qualification. Chalone is a corporation duly incorporated, validly existing and in good standing under the laws of the State of California. Chalone is duly qualified to do business and is in good standing in the State of Washington and in each of the other jurisdictions in which it owns or leases property or conducts business, except where the failure to be so qualified would not have a material adverse effect on its business. Chalone has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and possesses all governmental or other licenses, franchises, rights, consents, approvals and privileges material to the conduct of its business as now conducted.

              b. Capitalization. Chalone's authorized capital stock currently consists of 15,000,000 shares of Common Stock. As of June 30, 1995, a total of
(i) 4,973,580 shares of Common Stock were issued and outstanding; (ii) 405,047 shares of Common Stock were reserved for issuance upon exercise of outstanding options under the 1982 Incentive Stock Plan and the 1987 Stock Option Plan;
(iii) 149,930 shares of Common Stock were reserved for issuance upon exercise of outstanding options under the Non-Discretionary Stock Option Plan and other non-statutory option agreements; (iv) 45,323 shares of Common Stock were reserved for issuance pursuant to the Employee Stock Purchase Plan; (v) 6,000 shares of Common Stock were reserved for issuance pursuant to the Distributors' Stock Bonus Plan; (vi) 828,571 shares of Common Stock were reserved for issuance on exercise of previously-granted Warrants; and (vii) 2,083,221 shares of Common Stock were reserved for issuance upon conversion of the Debentures (prior to and without regard for the terms of this Agreement). All of the outstanding shares of Common Stock are duly authorized, validly issued, fully paid and nonassessable, are not subject to preemptive rights created by statute, Chalone's Articles of Incorporation or By-Laws or any agreement to which Chalone is a party or is bound, and have been issued in compliance with all applicable state and federal securities laws. Except for the right of cumulative voting, which exists as a matter of California corporate law, the designations, powers, preferences, rights, qualifications, limitations and restrictions, if any, in respect of the Common Stock, Chalone's only class of authorized capital stock, are set forth in Chalone's Articles of Incorporation, and all such designations, powers, preferences, rights, qualifications, limitations and restrictions are valid, binding and enforceable and in accordance with all applicable laws.

              c. Authorization. Chalone has all requisite corporate power and authority to enter into this Agreement and, subject to satisfaction of the conditions set forth herein, to issue, sell and deliver the Common Stock and Warrants and to consummate the other transactions contemplated hereby. This Agreement has been duly executed and delivered by Chalone, and, similarly subject to the conditions herein set forth, constitutes the legal, valid, binding obligation of Chalone, enforceable according to its terms. Except as set forth on Schedule A, no consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority is required by or with respect to Chalone in connection with the execution and delivery of this Agreement by Chalone or the consummation by Chalone of the transactions contemplated hereby which have not already been obtained. The execution and delivery by Chalone of this Agreement, the performance of all obligations of Chalone hereunder, the issuance, sale and delivery of the Common Stock and the Warrants, and the issuance and delivery of the Common Stock upon due exercise of the Warrants according to their terms, have not violated and will not violate any provision of applicable law, any order of any court or other agency of government, the Articles of Incorporation, or the By-Laws of Chalone, as amended, or any provision of any indenture, agreement or other instrument to which Chalone or any of its properties or assets is bound, including, without limitation, the Debentures, or conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge, restriction, claim or encumbrance of any nature whatsoever upon any of the properties or assets of Chalone, except as and to the extent the transactions under this Agreement themselves constitute such a claim, encumbrance, etc., upon the properties or assets of Chalone.

              d. Valid Issuance of Common Stock and Warrants. The Common Stock, and the Warrants with which this Agreement is concerned (collectively the "Securities"), when issued, delivered and paid for in accordance with the terms hereof for the consideration expressed herein, will be duly and validly authorized and issued, fully paid and nonassessable, free and clear of any lien, charge, restriction, claim or encumbrance, and, except as set forth on Schedule A, not subject to preemptive or any other similar rights of stockholders of Chalone or others. Based in part upon the representations made by DBR and Summus in this Agreement, the Securities will be issued in compliance with all applicable United States federal and state securities laws. The Common Stock issuable upon the exercise of the Warrants is duly authorized and will be, as of the Closing Date, duly and validly reserved for issuance, and, upon issuance in accordance with the terms of the Warrants, will be duly and validly issued, fully paid and nonassessable, free and clear of any and all liens, charges, restrictions, claims or encumbrances.

              e. No Material Adverse Change. There has been no material adverse change in Chalone's business, properties, assets, condition (financial or otherwise), or prospects, taken as a whole, since Chalone's Form 10-K for the year ended December 31, 1994, which has not been disclosed in a Form 8-K filed with the SEC under the Securities Exchange Act of 1934 (the "Exchange Act").

              f. Compliance With Laws. Chalone and its business and operations, as currently conducted, have been and are being conducted in accordance with all applicable federal, state and local laws, rules and regulations, and with all necessary licenses, permits or other governmental authorizations, except where any failure so to comply would not have a material adverse effect on said business and operations taken as a whole.

              g. Rights to Acquire Capital Stock. Except as referenced in subparagraph 7(b), above, or described on Schedule A, no subscription, warrant, option or other right to purchase or acquire any shares of any class of capital stock of Chalone or securities convertible into or exchangeable for such capital stock is authorized or outstanding as of the date hereof nor will any such right be outstanding as of the date of the Closing. Except for the transactions contemplated by this Agreement (and Chalone's continuing obligations under such Third-Party Debentures as are not converted and cancelled pursuant to paragraph 1(a)(ii) of this Agreement), Chalone has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity or debt securities or any interest therein or to pay any dividend or make any other distribution in respect thereof.

              h. Compliance With Other Instruments. Chalone is not in violation or default of any provisions of its Articles of Incorporation or By-Laws, as amended, or of any instrument, judgment, order, writ, decree, lease or contract to which it is a party or by which it is bound, including, without limitation, the Debentures or any other agreement between Chalone or any of the other parties hereto, or, to the best of its knowledge, of any provision of federal or state statute, rule or regulation applicable to Chalone, which violation or default would be materially adverse to Chalone's business, properties, assets, or condition (financial or otherwise), or to the ability of Chalone to perform its obligations under this Agreement.

              i. SEC Documents. Chalone has furnished to DBR and Summus a true and complete copy of any statement, report, registration statement or definitive proxy statement filed by Chalone with the SEC since December 31, 1994 (the "Chalone SEC Documents"). As of their respective filing dates, the Chalone SEC Documents comply or will comply in all material respects with the requirements of the Securities Act of 1933 (the "Securities Act") or the Exchange Act, and none of the SEC Documents contain or will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, except to the extent corrected by a subsequently-filed Chalone SEC Document. The audited consolidated financial statements and the unaudited consolidated financial statements included in such Chalone SEC Documents were prepared in accordance with U.S. Generally accepted accounting principles applied on a consistent basis, and fairly present the financial position of Chalone as at the respective dates thereof and the results of its operations and changes in financial position for the respective periods covered thereby.

              j. Further SEC-Related Undertakings. Chalone will comply with the reporting requirements of Section 13 and 15(d) of the Exchange Act to the extent it shall be required to do so pursuant to such Sections, and at all times while so required shall comply with all other public information reporting requirements of the SEC from time to time in effect and relating to the availability of an exemption from the Securities Act for the sale of the Securities being purchased hereunder or the registration thereof on Form S-3 under the Securities Act. As of the date of this Agreement, and subject to the passage of time from the filing of Chalone's Form 8-K/A on August 2, 1995, Chalone qualifies as a registrant who is eligible to register securities in a secondary offering on a Registration Statement on Form S-3. Chalone will cooperate with DBR and Summus in supplying such information and documentation as may be reasonably necessary for DBR or Summus, as applicable, to complete and file any informational reporting forms currently or hereafter required by the SEC, including, without limitation, reporting schedules required under Section 13 of the Exchange Act and any reporting forms required as a condition to the availability of an exemption from the Securities Act for a sale of the Securities.

              k. SEC Rule 144. Chalone covenants that, with the exception of the late-filing of its Form 8-K/A on August 2, 1995, it: (i) is in compliance with and will continue to comply with the current public information requirements of Rule 144(c)(1) under the Securities Act; (ii) will furnish DBR and Summus, upon request, all information required for the preparation and filing of Form 144; and (iii) will on a timely basis file all reports required to be filed and made all disclosures, including disclosures or material adverse information, required to permit DBR or Summus, as applicable, to make the required representations on Form 144.

              l. No Actions Pending. No action, suit, arbitration or other proceeding or investigation has been filed or commenced (other than actions that may have been filed but without Chalone having been served or otherwise made aware of the filing or other commencement) against Chalone or involving any of its properties or interests or, to the best knowledge of Chalone, threatened (in writing to an officer of Chalone or orally communicated to its President or Chief Financial Officer) against Chalone or in respect of any of its properties or interests, at law or in equity, before any court, governmental department, commission, board or other federal, state, or other instrumentality, agency or authority, foreign or domestic, an adverse decision in which could reasonably be expected to affect adversely the power of Chalone to execute and deliver, or the ability of Chalone to perform its obligations under, this Agreement, or result in any material adverse change in Chalone's business, properties, assets, or condition (financial or otherwise), taken as a whole, or which questions the validity of this Agreement or the sale and issuance of the Securities.

              m. Conflicting Agreements. Except as set forth on Schedule A, Chalone is not a party to, or otherwise subject to any provision contained in, any instrument evidencing indebtedness of Chalone, any agreement relating thereto or any other contract or agreement which prohibits, restricts or otherwise limits (i) the sale and issuance of the Securities, (ii) the payment of dividends on the Common Stock, or (iii) any of the transactions or actions contemplated by this Agreement.

              n. Material Contracts. All contracts material to the business or financial condition of Chalone, taken as a whole, have been filed as exhibits to Chalone's Annual Reports on Form 10-K or incorporated therein by reference, and all of Chalone's material contracts currently in effect are listed as exhibits to Chalone's Annual Report on Form 10-K for 1994. A copy of the Exhibit Index from the 1994 Form 10-K is attached hereto as Schedule B.

              o. Absence of Undisclosed Liabilities. Except as set forth in its SEC-filed financial statements, Chalone does not have any obligations or liabilities that are material to Chalone, taken as a whole (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due and regardless of when asserted), other than liabilities and obligations that have arisen after March 31, 1995, in the ordinary course of business.

         8. Representations, Warranties, Covenants and Agreements of DBR and Summus as Purchasing Parties. Each of DBR and Summus, as purchasers of Chalone Securities under paragraphs 1(a) and/or 1(b) hereof (for purposes of this paragraph 8, each a "Purchasing Party"), represents, warrants, covenants and agrees, each for itself, as follows:

              a. Authorization. This Agreement has been duly executed and delivery by such Purchasing Party. Each Purchasing Party represents that it has full power and authority to enter into this Agreement.

              b. Purchase Entirely for Own Account. Each Purchasing Party, by its execution of this Agreement, confirms that the Securities to be received by such Purchasing Party are being acquired for investment for such Party's own account and not with a view to the resale or distribution of any part thereof, and that such Purchasing Party has no present intention of selling, granting any participation in, or otherwise distributing the same. Each Purchasing Party further represents that such Party does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Securities.

              c.  Reliances  For  Private   Placement.   Each  Purchasing  Party
understands that the Securities will not be registered under the Securities Act on the ground that the sale provided for in this Agreement is exempt from such registration pursuant to Section 4(2) of the Securities Act; and that Chalone's reliance on such exemptions is predicated on the Purchasing Party's representations set forth in this paragraph 8. Each Purchasing Party further understands that the Securities will not be registered under the California Corporate Securities Law of 1968 (the "California Securities Law"), on the ground that the sale provided for in this Agreement is exempt from such registration pursuant to Section 25100(o) of the California Securities Law, and that Chalone's reliance on such exemption is predicated on each Purchasing Party's representations set forth in this paragraph 8.

              d. Restricted Securities. Each Purchasing Party understands that if a registration statement covering the Securities under the Securities Act (or a filing pursuant to the exemption from registration under Regulation A of the Securities Act) is not in effect when such Purchasing Party desires to sell the Securities, or any part thereof, the Purchasing Party may be required to hold the Securities for an indeterminate period. Each Purchasing Party also acknowledges that it understands that any sale of the Securities which might be made by it in reliance upon Rule 144 may be made only in limited amounts in accordance with the terms and conditions of that Rule.

              e. Investment Experience. Each Purchasing Party represents that it has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment hereunder; has the ability to bear the economic risks of such investment; and has had access to and been furnished with all information as the said Purchasing Party has considered necessary or appropriate in reaching its decision to invest in the Securities; and has had the opportunity to ask questions and receive answers respecting the investment from Chalone, and to obtain such additional information as it has deemed necessary to verify the accuracy of the information supplied by Chalone.

              f. Accredited Investor. By its execution of this Agreement, each Purchasing Party acknowledges that it is an accredited investor as defined in Rule 501(a) of Regulation D of the SEC, 17 CFR ss.230.501(a). Each of DBR and Summus represents, for itself, that it was not organized solely for the purpose of acquiring the Securities hereunder.

              g. Foreign Purchasers. DBR represents that it is a corporation duly organized and existing under the laws of France, and is not a resident of the United States. Summus represents that it is a corporation duly organized and existing under the laws of the Cayman Islands, and is not a resident of the United States.

              h. Further Limitations on Disposition. Without in any way limiting the representations set forth above, each Purchasing Party agrees not to make any disposition of all or any portion of the Securities unless and until: (i) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or (ii) such Purchasing Party shall have notified Chalone of the proposed disposition, shall have furnished Chalone with such information concerning the proposed disposition as Chalone may reasonably request, and either shall have furnished Chalone with an opinion of counsel, reasonably satisfactory in substance to Chalone, that such disposition will not require registration of the Securities under the Securities Act, or Chalone has reasonably determined that such disposition is in compliance with Rule 144.

              i. Legends. It is understood that the certificates evidencing the Securities may bear a restrictive legend reading substantially as follows:

                  "The securities  represented by this Certificate have not been registered under the Securities Act of 1933. These securities have been acquired for investment and not with a view to distribution or resale, and may not be transferred without an effective registration statement for such shares under the Securities Act of 1933, or pursuant to Rule 144 or an opinion of counsel reasonably satisfactory to the Company that registration is not required under such Act."

              j. Removal of Legend. Any legend endorsed on a certificate pursuant to subparagraph 8(i) hereof shall be removed (i) if the Securities represented by such certificate shall have been effectively registered under the Securities Act or otherwise lawfully sold in a public transaction or in accordance with Rule 144; (ii) if such Securities may be transferred in compliance with Rule 144(k); or (iii) if the holder of such Securities shall have provided Chalone with an opinion of counsel, in substance reasonably acceptable to Chalone and its counsel and from attorneys reasonably acceptable to Chalone and its counsel, stating that such sale, transfer or assignment of such Securities may be made without registration.

              k. Share Transfers. Chalone shall not be required to transfer on its books any Securities which shall have been sold or transferred in violation of any of the provisions in this Agreement or to treat as owner of such Securities or to accord the right to vote as such owner or to pay dividends to any transferee to whom such Securities shall have been so transferred.

              l. Further Covenants. Each Purchasing Party further covenants that it will not transfer the Common Stock in violation of the Securities Act, the Exchange Act, or the rules of the SEC promulgated thereunder, including Rule 144.


         9. Further Representations, Warranties and Covenants of DBR as to Duhart-Milon. Except as set forth on Schedule C hereto or expressly set forth to the contrary in this Agreement, DBR represents, warrants and covenants, as of the date hereof, as follows:

              a. Managing Partner. Eric de Rothschild is now, and since October 31, 1975, has been, the designated statutory Manager of Duhart-Milon.

              b. Organization, Good Standing and Qualification. Duhart-Milon is a Societe Civile duly organized, validly existing and in good standing under the laws of the Republic of France. It is duly qualified to do business and is in good standing in each of the other jurisdictions, if any, in which it owns or leases property or conducts business, except where the failure to be so qualified would not have a material adverse effect on its business. It has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and possesses all governmental or other licenses, franchises, rights, consents, approvals and privileges material to the conduct of its business as now conducted.

              c. Authorization. DBR has all requisite power and authority to enter into this Agreement as representative of Duhart-Milon and, subject to satisfaction of the conditions set forth in this Agreement, to consummate and cause Duhart-Milon to consummate the transactions pertaining to Duhart-Milon contemplated by this Agreement. With the exception of a required notification to the French Treasury Department and the passage of a subsequent thirty days without objection raised, no consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority is required by or with respect to Duhart-Milon in connection with the execution and delivery of this Agreement or the consummation by DBR and Duhart-Milon of the transactions contemplated hereby which has not already been obtained.

              d. No Material Adverse Change. There has been no material adverse change in Duhart-Milon's business, properties, assets, condition (financial or otherwise), or prospects, taken as a whole, since February 13, 1995.

              e. Compliance With Laws. Duhart-Milon and its business and operations, as currently conducted, have been and are being conducted in accordance with all applicable laws, rules and regulations, and with all necessary licenses, permits or other governmental authorizations, except where any failure so to comply would not have a material adverse effect on said business and operations taken as a whole.

              f. Compliance With Other Instruments. Duhart-Milon is not in violation or default of any provision of its organizational documents or of any instrument, judgment, order, writ, decree lease, or contract to which it is a party or by which it is bound or, to the best of its knowledge, of any provision of statute, rule or regulation applicable to it, which violation or default would be materially adverse to its business, properties, assets, or condition (financial or otherwise); nor will completion of the transactions described in paragraph 2(a) of this Agreement give rise to any such violation or default.

              g. No Actions Pending. No action, suit, arbitration or other proceeding or investigation has been filed or commenced (other than actions that may have been filed but without DBR or Duhart-Milon having been served or otherwise made aware of the filing or other commencement) against Duhart-Milon or involving any of its properties or interests or, to the best knowledge of DBR, threatened (in writing to an officer or manager of DBR or Duhart-Milon or orally communicated to DBR's Managing Director or President) against Duhart-Milon or in respect of any of its properties or interests, at law or in equity, before any court, governmental department, commission, board of other instrumentality, agency or authority, foreign or domestic, an adverse decision in which could reasonably be expected to affect adversely the ability of DBR and Duhart-Milon to perform their respective obligations under this Agreement, or result in any material adverse change in Duhart-Milon's business, properties, assets, or condition (financial or otherwise), taken as a whole, or which questions the validity of this Agreement.

              h. Conflicting Agreements. Except as set forth on Schedule C, Duhart-Milon is not a party to, or otherwise subject to any provision contained in, any instrument evidencing indebtedness of Duhart-Milon, any agreement relating thereto or any other contract or agreement which prohibits, restricts or otherwise limits the admission of Chalone as a general partner, the payment of distributions to Duhart-Milon's partners, or any of the other terms, conditions and transactions as set forth in paragraph 2(a) of this Agreement.


         10. Conditions to Closing by DBR and Summus. The obligations of DBR and of Summus under this Agreement are subject to the fulfillment by Chalone, on or before the Closing, of each of the following conditions, the waiver of which shall not be effective against a party who does not consent in writing thereto.

              a. Representations and Warranties. The covenants, representations and warranties of Chalone contained in paragraphs 7 and 15(g) of this Agreement shall be true and correct on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

              b. Performance. Chalone shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing Date, including, without limitation, payment of all accrued interest on all Debentures being converted pursuant to this Agreement, as of the Closing Date; due amendment to Chalone's By-Laws, fixing the size of the Board of Directors at eleven persons; and receipt of the requisite shareholder approval pursuant to paragraph 6 of this Agreement.

              c. Consents. Chalone shall have obtained, in writing, the consents referenced in subparagraph 7(c) of, and listed in Schedule A to, this Agreement, and provided copies of such written consents to DBR and Summus.

              d. No Material Adverse Change. No material adverse change shall have occurred with respect to the business, properties, assets, condition (financial or otherwise), or prospects of Chalone, taken as a whole, between the date of this Agreement and the Closing.

              e. Compliance Certificate. Chalone's President or Executive Vice President shall deliver to DBR and Summus, at the Closing, a certificate certifying that the conditions specified in subparagraphs 10(a), and 10(b), above, have been fulfilled and stating that there has been no material adverse change as specified in subparagraph 10(d), immediately above.

              f. State Securities Law Compliance. The offer and sale of Chalone's Securities pursuant to this Agreement shall be exempt from qualification under the California Securities Law or, if no exemption is applicable, the Commissioner of Corporations of the State of California shall have issued a permit qualifying such offer and sale. Chalone shall have complied with all applicable requirements of federal and California securities laws.

              g. Registration Rights. Chalone shall have extended the registration rights set forth in Section 8 of that certain Common Stock Purchase Agreement dated as of March 29, 1993 ("the 1993 Agreement"), to the Common Stock and the Common Stock issuable upon exercise of the Warrants, and pursuant to paragraph 12 hereof.


         11. Conditions to Closing by Chalone. The obligations of Chalone under this Agreement are subject to the fulfillment on or before the Closing, of the following conditions by DBR and, except as otherwise expressly stated, by
Summus:

              a. Representations and Warranties. The covenants, representations and warranties contained in paragraphs 8 and 9 and 15(g) hereof shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

              b. Performance. DBR and Summus shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by them, and each of them, on or before the Closing.

              c. Cash Payment for Securities. DBR and Summus shall each have delivered or provided the cash purchase price specified in subparagraph 1(b) of this Agreement.

              d. Conversion of Debenture. DBR shall have surrendered its Debentures in principal amount of $12,384,000 for conversion and cancellation, in exchange for Common Stock, as set forth in subparagraph 1(a)(i) of this Agreement.

              e. State Securities Law Compliance. The offer and sale of Chalone's Securities pursuant to this Agreement shall be exempt from qualification under the California Securities Law or, if no exemption is applicable, the Commissioner of Corporations of the State of California shall have issued a permit qualifying such offer and sale.

              f. No Material Adverse Change. No material adverse change shall have occurred with respect to the business, properties, assets, condition (financial or otherwise), or prospects of Duhart-Milon, taken as a whole, between the date of this Agreement and the Closing.

              g. Compliance Certificate. DBR shall have caused Duhart-Milon's Managing Partner to prepare and have delivered to Chalone, at the Closing, a certificate of said Managing Partner of Duhart-Milon, certifying that the conditions specified in paragraph 9 of this Agreement have been fulfilled and stating that there has been no material adverse change with respect to Duhart-Milon's partnership agreement, ownership, business, properties, assets, conditions (financial or otherwise), or prospects, taken as a whole, since the date of this Agreement.

              h. Duhart-Milon Amendment Agreements. DBR, SFV, and Chalone shall have executed the Duhart-Milon Amendment Agreement and the Memorandum of Understanding referenced in subparagraph 2(a).

              i. Duhart-Milon Certificate. Chalone shall have received an attestation of Duhart-Milon in customary form, evidencing Chalone's 23.5% equity ownership therein.

              j.  French  Treasury  Department.   Chalone  shall  have  received
evidence of due compliance with the notification requirements set forth in subparagraph 9(c).

              k. Free Expatriation of Funds. Chalone shall have satisfied itself that there is no legal proscription, in law, regulation, or rule, which would prohibit or in any way deter or impede the free transfer of funds received by Chalone as a result of its investment and interest in Duhart-Milon from France to the United States.


         12. Registration Rights. Each of the parties hereto was a party to the 1993 Agreement referenced in subparagraph 10(g) hereof, pursuant to which certain registration rights were granted by Chalone to the Purchaser signatories to said 1993 Agreement under the terms of Section 8 thereof. Subsequently, by action of its Board of Directors at a meeting duly called and held September 14, 1994, Chalone granted a second registration right, independent of the right obtained and exercised by T. Rowe Price Small-Cap Value Fund, to the remaining Purchasers, including DBR and Summus. The parties hereto hereby agree that (i) subject to the obtaining of the consent of the remaining signatories to the 1993 Agreement (excluding T. Rowe Price), Section 8 of the 1993 Agreement, as modified by the said Board action, shall be further amended so as to provide that the Common Stock and Warrants issued in accordance with this Agreement shall be deemed to be "Registerable Securities" within the meaning of said
Section 8, and all  rights  arising  under and  obligations  undertaken  in said
Section 8 of the 1993 Agreement shall apply equally to the Securities purchased and sold hereunder; or (ii) in the event the consents contemplated in clause
(i), immediately above, are not obtained on or prior to the Closing, Chalone and the parties hereto shall enter into a separate agreement granting the registration rights provided for in the 1993 Agreement, as modified by the aforesaid Board action, to DBR and Summus in respect of the Common Stock and the Common Stock issuable upon exercise of the Warrants.

         13. 1989 Shareholders' Agreement Between Chalone and DBR. That certain Shareholders' Agreement between Chalone and DBR dated April 19, 1989, shall, as of the Closing, be and become null, void, and of no further force or effect.

         14. Closing With Third-Party Debenture-Holders. If and to the extent any one or more of the four third-party holders of Debentures shall have accepted the conversion offer set forth in subparagraph 1(a)(ii) of this Agreement, the pertinent provisions of this Agreement, and particularly (but not by way of limitation) the provisions of paragraphs 7, 10, and 12 shall be extended to any such converting debenture-holder conterminously with such converting debenture-holder's subscription to the applicable provisions of paragraphs 8 and 11. This extension of the reciprocal benefits and burdens may be effected by an Addendum to this Agreement executed by Chalone and the converting debenture-holder(s) or by such other document as Chalone and the converting debenture-holder(s) shall agree, and shall not require execution by DBR or Summus.

         15.  Miscellaneous.

              a. Survival of Warranties. The warranties, representations and covenants contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of any other party.

              b. Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

              c. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

              d. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A party may execute one or more counterparts of this Agreement. This Agreement shall be effective when each party has executed at least one counterpart.

              e. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

              f. Notices. Any consent, notice or report required or permitted to be given or made under this Agreement by one of the parties hereto to the other party shall be in writing, delivered personally or by facsimile (and promptly confirmed by personal delivery, first-class mail, courier or hand delivery), first-class mail, courier or hand delivery, postage or charges prepaid (where applicable), addressed to such other party at its address indicated below, or to such other address as the addressee shall have last furnished in writing to the addressor and (except as otherwise provided in this Agreement) shall be effective upon receipt by the addressee.

              If to Chalone:              The Chalone Wine Group, Ltd.
                                          621 Airpark Road
                                          Napa, CA 94558-6272
                                          Attn: William L. Hamilton
                                          Fax No. (707) 254-4201

                  with a copy to:         F. Conger Fawcett, Esq.
                                          621 Airpark Road, Suite 200
                                          Napa, CA 94558-6272
                                          Fax No. (707) 254-4260

              If to DBR:                  Domaines Barons de Rothschild (Lafite)
                                          33, Rue de la Baume
                                          75008 Paris, France
                                          Attn: Baron Eric de Rothschild
                                          Fax No. (011) 33-1-42-56-28-79

                  with a copy to:         Piper & Marbury, LLP
                                          53 Wall Street
                                          New York, NY 10005-2899
                                          Attn: Michael A. Varet
                                          Fax No. (212) 858-5326

              If to Summus:               Summus Financial, Inc.
                                          c/o HM International, Inc.
                                          5810 E. Skelly Drive, Suite 1000
                                          Tulsa, OK 74135-6403
                                          Fax No. (918) 664-1914

                  with a copy to:         Baker & Botts, LLP
                                          910 Louisiana
                                          Houston, TX 77002-4995
                                          Attn: Gray Jennings
                                          Fax No. (713) 229-1522

              g. Broker's or Finder's Fee. Each of the parties hereto represents, each for itself, that it neither now is nor will hereafter be obligated for any broker's or finder's fee or commission in connection with this transaction. Each party agrees to indemnify and hold any and all of the other parties hereto harmless from any liability for any commission or compensation in the nature of a broker's or finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which such indemnifying party or any of its officers, partners, employees or representations is responsible.

              h. Expenses of the Transaction. With the exception of certain costs incurred in connection with a current appraisal and audit of Duhart-Milon, which the parties have agreed are to be for the account of Chalone, each of the parties hereto shall bear its own costs and expenses, including attorneys', accountants', and investment bankers' fees and charges, incurred in connection with the transaction, whether prior to, concurrent with, or subsequent to the date of this Agreement, and through the Closing. The foregoing includes, without limitation, services of Hambrecht & Quist Incorporated, retained by Chalone, and services of Rothschild Inc., retained by DBR; each of said parties shall be solely responsible for the fees and expenses of the aforesaid entity retained by it.

              i. Attorneys' Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the parties to such action shall request the court to allocate the cost and expenses, including reasonable attorney's fees, based on the merits of the parties' relative positions, in addition to any other relief to which such parties, or any of them, may be entitled.

              j. Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of each of the parties hereto. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Securities purchased under this Agreement at the time outstanding, each future holder of all such Securities, and Chalone.

              k. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted insofar as possible to maintain the original intent and integrity of this Agreement.

              l. Entire Agreement. Except as expressly provided otherwise in this Agreement, this Agreement constitutes the entire, complete and final agreement between the parties, relative to the matters of concern herein. Any and all prior agreements and negotiations are merged herein.

              m. Further Assurances. Each of the parties agrees to take any and all other acts and to execute, deliver and file any and all other documents necessary or proper to accomplish and give effect to the transactions contemplated by this Agreement.

         IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement as of the date first written above.

                                          THE CHALONE WINE GROUP, LTD.


                                          By /s/ W. Philip Woodward
                                             -----------------------------
                                             W. Philip Woodward, President


                                          DOMAINES BARONS DE ROTHSCHILD (LAFITE)


                                          By /s/ Eric de Rothschild
                                             -----------------------------
                                             Eric de Rothschild
                                             Managing Director (Gerant)


                                          SUMMUS FINANCIAL, INC.


                                          By /s/ Richard C. Hojel
                                             -----------------------------
                                             Richard C. Hojel, President

                                   EXHIBIT "A"

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SHARES UNDER THE SECURITIES ACT OF 1933, OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT.


No. 95-1




                                     WARRANT

                   to Purchase 416,667 Shares of Common Stock

                                       of

                          THE CHALONE WINE GROUP, LTD.


         This is to certify that, for value received, DOMAINES BARONS DE ROTHSCHILD (LAFITE) (the "Holder"), is entitled to purchase, subject to the provisions of this Warrant, from THE CHALONE WINE GROUP, LTD. (the "Company"), an aggregate of 416,667 fully paid and nonassessable shares of the Company's no par value common stock ("Common Stock") at a price per share (the "Exercise Price") of U.S. $8.00. The number of shares of Common Stock which may be received upon the exercise of this Warrant and the Exercise Price are subject to adjustment from time to time as hereinafter set forth. The terms and conditions set forth in this Warrant shall be binding upon and inure to the benefit of the Holder and the Company and their respective successors.

         1. Exercise of Warrant. Subject to the provisions hereof, this Warrant may be exercised (i) in whole, or (ii) in part, in increments of not less than Ten Thousand (10,000) shares (except for any final increment which is less than 10,000 shares, which may be exercised for the full amount of that increment), at any time after the issuance hereof, until the termination date set forth in paragraph 9 hereof, by presentation and surrender to the Company, at the principal office of the Company, of this Warrant, accompanied by a written Notice of Exercise, substantially in the form attached hereto, and payment to the Company, for the account of the Company and in immediately available funds, of the Exercise Price for the number of shares of Common Stock specified in the Notice. Upon such presentation, the Company shall promptly cause a certificate or certificates for the shares to which the Holder is entitled to be issued and delivered to the Holder. If the exercise is a partial exercise as hereinabove permitted, the Company shall cause the appropriate notation to be made on the Exercise Schedule attached to this Warrant and shall return the Warrant, with the executed Schedule, to the Holder.

         2. Reservation of Shares; Preservation of Rights of Holder. The Company hereby agrees that at all times there shall be reserved for issuance and/or delivery upon exercise of this Warrant, free from preemptive rights or any other similar rights of stockholders of the Company or others, such number of shares of authorized but unissued or treasury shares of its Common Stock as shall be required for issuance or delivery upon exercise of this Warrant. The Company further agrees (i) that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act or inaction, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by the Company, and (ii) promptly to take all action as may from time to time be required (including compliance with applicable federal and state laws and regulations) in order to permit the Holder to exercise this Warrant and the Company duly and effectively to issue Common Stock pursuant hereto.

         3. Fractional Shares. The Company shall not be required to issue fractional shares of Common Stock upon any exercise of this Warrant but shall pay for any such fraction of a share, in cash, at the applicable percentage of the Exercise Price.

         4. Loss of Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification provided by the Holder, at the Holder's expense, or upon surrender of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date.

         5. Rights of the Holder. The Holder shall not by virtue hereof be entitled to any rights of a shareholder in the Company.

         6.  Adjustment Provisions.

             a. The number of shares of Common Stock purchasable upon the exercise hereof shall be subject to adjustment from time as provided in this paragraph 6.
                   (1) In case the Company shall pay or made a dividend or other distribution on any class of capital stock of the Company in Common Stock, the number of shares of Common Stock purchasable upon exercise hereof shall be increased by multiplying the number of shares so purchasable immediately prior to such distribution by a fraction of which the denominator shall be the number of shares of Common Stock outstanding at the close of business on the day immediately preceding the date of such distribution and the numerator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such increase to become effective immediately after the opening of business on the day following such distribution.

                   (2) In case  outstanding  shares  of  Common  Stock  shall be subdivided into a greater number of shares of Common Stock, the number of shares of Common Stock purchasable upon exercise hereof at the opening of business on the day following the date upon which such subdivision becomes effective shall be proportionately increased, and, conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the number of shares of Common Stock purchasable upon exercise hereof at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately decreased, such increase or decrease, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

                   (3) In the event the Company shall make a distribution on its
                Common Stock in securities other than Common Stock, the number of shares of Common Stock purchasable upon exercise of the Warrant immediately prior thereto shall be adjusted so that the Warrant shall be exercisable into the kind and number of securities of the Company which the Holder would have owned or been entitled to receive after the happening of such event had the Warrant been exercised immediately prior to the happening of such event.

                   (4) The reclassification (including any reclassification upon a merger in which the Company is the continuing corporation) of Common Stock into securities other than Common Stock shall be deemed to involve a subdivision or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number of shares of Common Stock outstanding immediately thereafter and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision becomes effective" or "the day upon which such combination becomes effective," as the case may be, within the meaning of subparagraph (2), above.

                   (5) In case of any reclassification or capital reorganization of outstanding shares of Common Stock, or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with a subsidiary in which merger the Company is the continuing corporation and which does not result in any reclassification or capital reorganization of outstanding shares of Common Stock of the class issuable upon exercise of the Warrant) or in case of any sale, lease or conveyance to another corporation of the property of the Company as an entirety, the Company shall, as a condition precedent to such transaction, cause effective provisions to be made so that the Holder shall have the right thereafter, by exercising the Warrant at any time prior to the expiration of the Warrant, to purchase the kind and amount of shares of stock and other securities and property receivable upon such reclassification or capital reorganization and consolidation, merger, sale or conveyance. Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in the Warrant. The foregoing provisions of this subparagraph (5) shall similarly apply to successive reclassification or capital reorganizations of shares of Common Stock and to successive consolidations, mergers, sales or conveyances. In the event that in connection with any such capital reorganization or reclassification, consolidation, merger, sale or conveyance, additional shares of Common Stock shall be issued in exchange, conversion, substitution or payment, in whole or in part, for a security of the Company other than Common Stock, any such issue shall be treated as an issue of Common Stock covered by the provisions of subparagraph a(1) of this paragraph 6.

                   (6) If  the  Company  shall  issue  shares  of  Common  Stock
                (including issuance upon exercise of a conversion right under securities convertible into Common Stock, but excluding issuances pursuant to any of the Plans or other reservations described in subparagraph 7(b) of that certain Omnibus Agreement dated August 22, 1995), for a consideration per share less than the lower of the Exercise Price or the Current Market Price on the date of issuance of the Common Stock, the number of shares of Common Stock purchasable upon exercise of this Warrant shall be increased by multiplying the number of shares so purchasable immediately prior to such issuance by a fraction, the denominator of which shall be the sum of (a) the number of shares of Common Stock outstanding at the close of business on the day immediately preceding the date of such issuance, and (b) the number of shares of Common Stock that would be purchasable at the Exercise Price for the aggregate consideration being paid for the newly issued shares (the "Purchasable Shares"), and the numerator of which shall be the sum of (i) the number of shares of Common Stock outstanding at the close of business on the day immediately preceding the date of such issuance and (ii) the total number of shares constituting such issuance, such increase to become effective immediately after the opening of business on the day following such issuance. For purposes of this subparagraph, "Current Market Price" on any given date shall mean the market price per share of Common Stock determined as the average of the daily high and low prices as quoted on the NASDAQ National Market System, or the average of the daily bid and asked prices if the Common Stock is quoted on NASDAQ but not on the National Market System, or, if the Common Stock is not quoted on either of the above, the average of the closing sale prices on the primary securities exchange where the Common Stock is traded, for the thirty (30) consecutive trading days commencing sixty (60) trading days before such date, or, if such high and low prices (or bid and asked prices) are not reported, the Current Market Price shall be determined by the Company on the basis of such quotations as it considers appropriate; and "Purchasable Shares" shall mean the number of shares determined by multiplying (a) the consideration per share received by the Company for the newly issued shares by (b) the number of shares of Common Stock issued, and dividing the product thereof by the Exercise Price on the date of issuance.

              b. Whenever the number of shares of Common Stock purchasable upon exercise hereof is adjusted as herein provided, the Exercise Price shall be adjusted by multiplying the Exercise Price by a fraction in which the numerator is equal to the number of shares of Common Stock purchasable prior to the adjustment and the denominator is equal to the number of shares of Common Stock purchasable after the adjustment.

              c. Whenever the number of shares of Common Stock for which this Warrant is exercisable is adjusted as provided in subparagraph (a), the Company shall promptly compute such adjustment and mail to the Holder a certificate, signed by a duly authorized officer of the Company, setting forth the number of shares of Common Stock for which this Warrant is exercisable and the adjusted Exercise Price as a result of such adjustment, a brief statement of the facts requiring such adjustment, the computation thereof, and the date upon which such adjustment will or has become effective.

         7.   Compliance With Securities Laws.

              a. The Holder represents and agrees that this Warrant is being received, and the Common Stock, if the Warrant is exercised, will be purchased, only for investment, for the Holder's own account, and without any present intention of sale or distribution.

              b. The Holder acknowledges and agrees that this Warrant has not been and the Common Stock to be issued upon exercise of this Warrant will not be registered under the U.S. Securities Act of 1993 (the "Act") and, accordingly, neither the Warrant nor the Common Stock will be transferable except as permitted under the various exemptions from the Act and regulations issued by the Securities and Exchange Commission pursuant to the Act. The Holder understands that the certificate(s) evidencing the Common Stock will be imprinted with a legend which prohibits the transfer of the shares of Common Stock unless they are registered, or unless such transfer is made pursuant to Rule 144, or unless the Company receives an opinion of counsel reasonably satisfactory to the Company that such registration is not required.

         8. Registration Rights. The Holder shall have certain registration rights as to the Common Stock as provided in paragraphs 10(g) and 12 of that certain Omnibus Agreement executed by and among the Company, Domaines Barons de Rothschild (Lafite), and Summus Financial, Inc., dated August 22, 1995 (the "Omnibus Agreement").

         9. Termination. This Warrant shall terminate, as to any portion not theretofore exercised, five (5) years from the date hereof.

         10. Miscellaneous. This Warrant shall be governed by the laws of the State of California. Neither this Warrant nor any term hereof may be changed, waived, discharged or terminated except by an instrument in writing signed by the Company and the registered Holder hereof. All notices and other communications from the Company to the Holder shall be given in accordance with paragraph 15(f) of the Omnibus Agreement.

         ISSUED this 18th day of October, 1995.

                                                 THE CHALONE WINE GROUP, LTD.



                                                 By
                                                   -----------------------------
                                                    William L. Hamilton
                                                    Executive Vice President and
                                                    Chief Financial Officer

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SHARES UNDER THE SECURITIES ACT OF 1933, OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT.

No. 95-2




                                     WARRANT

                   to Purchase 416,667 Shares of Common Stock

                                       of

                          THE CHALONE WINE GROUP, LTD.


         This is to certify that, for value received, SUMMUS FINANCIAL, INC. (the "Holder"), is entitled to purchase, subject to the provisions of this Warrant, from THE CHALONE WINE GROUP, LTD. (the "Company"), an aggregate of 416,667 fully paid and nonassessable shares of the Company's no par value common stock ("Common Stock") at a price per share (the "Exercise Price") of U.S. $8.00. The number of shares of Common Stock which may be received upon the exercise of this Warrant and the Exercise Price are subject to adjustment from time to time as hereinafter set forth. The terms and conditions set forth in this Warrant shall be binding upon and inure to the benefit of the Holder and the Company and their respective successors.

         1. Exercise of Warrant. Subject to the provisions hereof, this Warrant may be exercised (i) in whole, or (ii) in part, in increments of not less than Ten Thousand (10,000) shares (except for any final increment which is less than 10,000 shares, which may be exercised for the full amount of that increment), at any time after the issuance hereof, until the termination date set forth in paragraph 9 hereof, by presentation and surrender to the Company, at the principal office of the Company, of this Warrant, accompanied by a written Notice of Exercise, substantially in the form attached hereto, and payment to the Company, for the account of the Company and in immediately available funds, of the Exercise Price for the number of shares of Common Stock specified in the Notice. Upon such presentation, the Company shall promptly cause a certificate or certificates for the shares to which the Holder is entitled to be issued and delivered to the Holder. If the exercise is a partial exercise as hereinabove permitted, the Company shall cause the appropriate notation to be made on the Exercise Schedule attached to this Warrant and shall return the Warrant, with the executed Schedule, to the Holder.

         2. Reservation of Shares; Preservation of Rights of Holder. The Company hereby agrees that at all times there shall be reserved for issuance and/or delivery upon exercise of this Warrant, free from preemptive rights or any other similar rights of stockholders of the Company or others, such number of shares of authorized but unissued or treasury shares of its Common Stock as shall be required for issuance or delivery upon exercise of this Warrant. The Company further agrees (i) that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act or inaction, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by the Company, and (ii) promptly to take all action as may from time to time be required (including compliance with applicable federal and state laws and regulations) in order to permit the Holder to exercise this Warrant and the Company duly and effectively to issue Common Stock pursuant hereto.

         3. Fractional Shares. The Company shall not be required to issue fractional shares of Common Stock upon any exercise of this Warrant but shall pay for any such fraction of a share, in cash, at the applicable percentage of the Exercise Price.

         4. Loss of Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification provided by the Holder, at the Holder's expense, or upon surrender of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date.

         5. Rights of the Holder. The Holder shall not by virtue hereof be entitled to any rights of a shareholder in the Company.

         6.  Adjustment Provisions.

              a. The number of shares of Common Stock purchasable upon the exercise hereof shall be subject to adjustment from time as provided in this paragraph 6.

                   (1) In case the Company shall pay or made a dividend or other distribution on any class of capital stock of the Company in Common Stock, the number of shares of Common Stock purchasable upon exercise hereof shall be increased by multiplying the number of shares so purchasable immediately prior to such distribution by a fraction of which the denominator shall be the number of shares of Common Stock outstanding at the close of business on the day immediately preceding the date of such distribution and the numerator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such increase to become effective immediately after the opening of business on the day following such distribution.

                   (2) In case  outstanding  shares  of  Common  Stock  shall be subdivided into a greater number of shares of Common Stock, the number of shares of Common Stock purchasable upon exercise hereof at the opening of business on the day following the date upon which such subdivision becomes effective shall be proportionately increased, and, conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the number of shares of Common Stock purchasable upon exercise hereof at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately decreased, such increase or decrease, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

                   (3) In the event the Company shall make a distribution on its
                Common Stock in securities other than Common Stock, the number of shares of Common Stock purchasable upon exercise of the Warrant immediately prior thereto shall be adjusted so that the Warrant shall be exercisable into the kind and number of securities of the Company which the Holder would have owned or been entitled to receive after the happening of such event had the Warrant been exercised immediately prior to the happening of such event.

                   (4) The reclassification (including any reclassification upon a merger in which the Company is the continuing corporation) of Common Stock into securities other than Common Stock shall be deemed to involve a subdivision or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number of shares of Common Stock outstanding immediately thereafter and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision becomes effective" or "the day upon which such combination becomes effective," as the case may be, within the meaning of subparagraph (2), above.

                   (5) In case of any reclassification or capital reorganization of outstanding shares of Common Stock, or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with a subsidiary in which merger the Company is the continuing corporation and which does not result in any reclassification or capital reorganization of outstanding shares of Common Stock of the class issuable upon exercise of the Warrant) or in case of any sale, lease or conveyance to another corporation of the property of the Company as an entirety, the Company shall, as a condition precedent to such transaction, cause effective provisions to be made so that the Holder shall have the right thereafter, by exercising the Warrant at any time prior to the expiration of the Warrant, to purchase the kind and amount of shares of stock and other securities and property receivable upon such reclassification or capital reorganization and consolidation, merger, sale or conveyance. Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in the Warrant. The foregoing provisions of this subparagraph (5) shall similarly apply to successive reclassification or capital reorganizations of shares of Common Stock and to successive consolidations, mergers, sales or conveyances. In the event that in connection with any such capital reorganization or reclassification, consolidation, merger, sale or conveyance, additional shares of Common Stock shall be issued in exchange, conversion, substitution or payment, in whole or in part, for a security of the Company other than Common Stock, any such issue shall be treated as an issue of Common Stock covered by the provisions of subparagraph a(1) of this paragraph 6.

                   (6) If  the  Company  shall  issue  shares  of  Common  Stock
                (including issuance upon exercise of a conversion right under securities convertible into Common Stock, but excluding issuances pursuant to any of the Plans or other reservations described in subparagraph 7(b) of that certain Omnibus Agreement dated August 22, 1995), for a consideration per share less than the lower of the Exercise Price or the Current Market Price on the date of issuance of the Common Stock, the number of shares of Common Stock purchasable upon exercise of this Warrant shall be increased by multiplying the number of shares so purchasable immediately prior to such issuance by a fraction, the denominator of which shall be the sum of (a) the number of shares of Common Stock outstanding at the close of business on the day immediately preceding the date of such issuance, and (b) the number of shares of Common Stock that would be purchasable at the Exercise Price for the aggregate consideration being paid for the newly issued shares (the "Purchasable Shares"), and the numerator of which shall be the sum of (i) the number of shares of Common Stock outstanding at the close of business on the day immediately preceding the date of such issuance and (ii) the total number of shares constituting such issuance, such increase to become effective immediately after the opening of business on the day following such issuance. For purposes of this subparagraph, "Current Market Price" on any given date shall mean the market price per share of Common Stock determined as the average of the daily high and low prices as quoted on the NASDAQ National Market System, or the average of the daily bid and asked prices if the Common Stock is quoted on NASDAQ but not on the National Market System, or, if the Common Stock is not quoted on either of the above, the average of the closing sale prices on the primary securities exchange where the Common Stock is traded, for the thirty (30) consecutive trading days commencing sixty (60) trading days before such date, or, if such high and low prices (or bid and asked prices) are not reported, the Current Market Price shall be determined by the Company on the basis of such quotations as it considers appropriate; and "Purchasable Shares" shall mean the number of shares determined by multiplying (a) the consideration per share received by the Company for the newly issued shares by (b) the number of shares of Common Stock issued, and dividing the product thereof by the Exercise Price on the date of issuance.

              b. Whenever the number of shares of Common Stock purchasable upon exercise hereof is adjusted as herein provided, the Exercise Price shall be adjusted by multiplying the Exercise Price by a fraction in which the numerator is equal to the number of shares of Common Stock purchasable prior to the adjustment and the denominator is equal to the number of shares of Common Stock purchasable after the adjustment.

              c. Whenever the number of shares of Common Stock for which this Warrant is exercisable is adjusted as provided in subparagraph (a), the Company shall promptly compute such adjustment and mail to the Holder a certificate, signed by a duly authorized officer of the Company, setting forth the number of shares of Common Stock for which this Warrant is exercisable and the adjusted Exercise Price as a result of such adjustment, a brief statement of the facts requiring such adjustment, the computation thereof, and the date upon which such adjustment will or has become effective.

         7.   Compliance With Securities Laws.

              a. The Holder represents and agrees that this Warrant is being received, and the Common Stock, if the Warrant is exercised, will be purchased, only for investment, for the Holder's own account, and without any present intention of sale or distribution.

              b. The Holder acknowledges and agrees that this Warrant has not been and the Common Stock to be issued upon exercise of this Warrant will not be registered under the U.S. Securities Act of 1993 (the "Act") and, accordingly, neither the Warrant nor the Common Stock will be transferable except as permitted under the various exemptions from the Act and regulations issued by the Securities and Exchange Commission pursuant to the Act. The Holder understands that the certificate(s) evidencing the Common Stock will be imprinted with a legend which prohibits the transfer of the shares of Common Stock unless they are registered, or unless such transfer is made pursuant to Rule 144, or unless the Company receives an opinion of counsel reasonably satisfactory to the Company that such registration is not required.

         8. Registration Rights. The Holder shall have certain registration rights as to the Common Stock as provided in paragraphs 10(g) and 12 of that certain Omnibus Agreement executed by and among the Company, Domaines Barons de Rothschild (Lafite), and Summus Financial, Inc., dated August 22, 1995 (the "Omnibus Agreement").

         9. Termination. This Warrant shall terminate, as to any portion not theretofore exercised, five (5) years from the date hereof.

         10. Miscellaneous. This Warrant shall be governed by the laws of the State of California. Neither this Warrant nor any term hereof may be changed, waived, discharged or terminated except by an instrument in writing signed by the Company and the registered Holder hereof. All notices and other communications from the Company to the Holder shall be given in accordance with paragraph 15(f) of the Omnibus Agreement.

         ISSUED this 18th day of October, 1995.


                                           THE CHALONE WINE GROUP, LTD.



                                           By_____________________________
                                              William L. Hamilton
                                              Executive Vice President and
                                              Chief Financial Officer

                                   EXHIBIT "B"

                       SOCIETE CIVILE CHATEAU DUHART-MILON

                               AMENDMENT AGREEMENT


         THIS AGREEMENT dated September 30, 1995, among THE CHALONE WINE GROUP, LTD., a California (USA) corporation ("CWG"), DOMAINES BARONS DE ROTHSCHILD (LAFITE), a French limited liability partnership company (societe en commandite par actions) ("DBR"), and SOCIETE FINANCIERE VITICOLE SA, a French limited liability company (societe anonyme) ("SFV").

                                    Recitals

         CWG has concurrently with the execution of this Agreement become a partner in Societe Civile Chateau Duhart-Milon ("CDM") by acquiring 308 shares therein of the value of ten French Francs each, representing 23.5 percent of CDM's outstanding capital.

         CWG, DBR and SFV (collectively hereinafter "the Partners") constitute all of the partners of CDM, and wish by this Agreement (the "Agreement") to memorialize that partnership status, record certain agreements among them regarding CDM, and pro tanto amend the Articles of Association (Statuts) of CDM.

                               Terms of Agreement

         1. Amendment to Articles of Association. The Articles of Association (Statuts) of CDM dated June 30, 1995 (the "CDM Statuts"), are hereby amended as hereinafter set forth. The provisions of this Agreement are intended to augment and in certain particulars to supersede provisions of the CDM Statuts. If and to the extent there is any conflict between the CDM Statuts and this Agreement, the terms of this Agreement shall govern. Otherwise, the CDM Statuts shall remain in effect. A copy of the CDM Statuts as in effect immediately prior to this Agreement shall be attached to this Agreement and incorporated herein by reference.


         2. Capital. CDM's stated capital is set at 13,080 French Francs, and is divided into 1,308 equal shares, with a stated value of ten French Francs each. The respective partners' interests are as follows:

                               DBR        --        990 shares
                               SFV        --          1 share
                               CWG        --        308 shares.


         3.   Dealings with Related Parties.

              3.1 CWG  acknowledges  that CDM is part of an affiliated  group of companies consisting of DBR and certain other companies (collectively, the "DBR Group") and that CDM engages in business relationships with one or another member of the DBR Group on a regular basis. The Partners agree that CDM may continue to engage in transactions with other members of the DBR Group including
(a) sale of wine (including en primeur sales) to GranCru S.A. on substantially the same terms as sales to other negotiants; (b) borrowing or lending funds; provided that the interest rate for funds borrowed or lent shall be the same rate as applied to loans between other members of the DBR Group from time to time, shall not differ materially from the then-prevailing market rate applicable to similar loan transactions between unrelated third parties, and shall not exceed the Legal Rate (as defined below); (c) obtaining various services from Societe de Gestion et d'Assistance Viticole ("SGDAV") including, but not limited to, management services for which SGDAV receives a management fee of six percent of all wine sales (including en primeur sales) and computer services which are billed on a time spent basis; and (d) obtaining operational, administrative and technical support services from DBR and Societe Civile Chateau Lafite. In all such cases, the terms of CDM's dealings with other members of the DBR Group shall be no less favorable to CDM than are the terms afforded to other, similarly situated members of the DBR Group, and no less favorable than could have been obtained in similar transactions with unrelated third parties. Any change in the terms upon which CDM engages in transactions with other members of the DBR Group which will materially increase the amount paid by CDM or materially decrease the amount received by CDM, as the case may be, shall require the written approval of all of the Partners, which shall not be unreasonably withheld. For purposes of this Agreement, "Legal Rate" means the maximum interest rate deductible for French tax purposes as authorized by the French fiscal authorities under Article 39-1 3 of the Code Generale des Impots.

              3.2 CDM shall not, without the written approval of all of the Partners, make any capital investment in any company in which, immediately prior to the making of the investment, either DBR or an Affiliate of DBR (other than CDM) has a material investment; provided, this Section 3.2 shall not apply to any investment by CDM in any company in which CDM has an existing investment.

              3.3 For purposes of this Agreement, an entity is an "Affiliate" of another entity if it is controlled by, controls, or is under common control with the other entity.

         4. Anti-Dilution. If at any time CDM shall increase its capital by way of issuance of additional shares, CWG shall have the right to acquire additional shares of CDM's capital up to such number as shall be necessary to maintain CWG's share of CDM's capital immediately following such increase in capital at the same percentage level as it held immediately prior to such increase in capital. In any such case the additional CDM shares shall be sold to CWG at the same price as the shares being issued in the transaction which gives rise to CWG's right to acquire the additional CDM shares pursuant to this
Section 4.

         5.   Right of Cosale.

              5.1 Notwithstanding Article 10 of the CDM Statuts ("Article 10"), if any one of the Partners (the "Selling Holder") intends to sell any of its CDM shares (other than to an Affiliate), it may do so only if all of the conditions of Article 10 are complied with and the proposed purchaser (the "Buyer") agrees to purchase the same percentage of CDM shares owned by each of the other Partners (the "Other Holders") as it is offering to purchase from the Selling Holder, on the same terms and conditions as the Buyer has offered for the Selling Holder's CDM shares. The Selling Holder shall give notice to the Other Holders of the intended sale (the "Sale Notice") as required by Article 10. In addition to the information required by Article 10, the Sale Notice shall include a reasonably detailed statement of the terms of the proposed sale (the "Offer"), including the identity of the Buyer, the total number of CDM shares that the Buyer is willing to purchase, a detailed description of the consideration to be paid for the CDM shares which are the subject of the Offer, and a written undertaking by the Buyer to purchase from each Other Holder who so elects up to the same percentage of such Other Holder's CDM shares as the Buyer is offering to purchase from the Selling Holder. Each of the Other Holders shall notify the Selling Holder within twenty (20) business days following receipt of the Sale Notice whether such Other Holder wishes to sell its CDM shares (or portion thereof) to the Buyer on the terms and conditions of the Offer. If all the Other Holders advise the Selling Holder that they do not wish to sell any of their CDM shares to the Buyer, the Selling Holder may, subject to compliance with the provisions of Article 10, sell to the Buyer on the terms and conditions of the Offer up to the total number of CDM shares which were the subject of the Offer. If any of the Other Holders advises the Selling Holder that it wishes to sell all or, subject to Section 5.2 hereof, a pro rata portion of its CDM shares to the Buyer on the terms of the Offer, then the Selling Holder may not sell any of its CDM shares unless the Buyer purchases on the terms of the Offer all or, subject to Section 5.2, a pro rata portion of the CDM shares of the Other Holder(s) who have so advised the Selling Holder.

              5.2 If the Offer is to purchase fewer than all of the CDM shares owned by the Selling Holder and an Other Holder wishes to exercise its right to participate in a sale pursuant to Section 5.1, such Other Holder may sell, pursuant to the Offer, such proportion of the Other Holder's total holding of CDM shares as equals a fraction, the numerator of which is the number of CDM shares being sold by the Selling Holder and the denominator of which is the total number of CDM shares owned by the Selling Holder.

         6. Management. CDM will continue to be managed in accordance with the CDM Statuts by its duly appointed Gerant. Nevertheless, the Gerant will from time to time consult with CWG concerning the operation of CDM's vineyards, marketing strategy, and overall operations, and will so consult prior to making significant investments, out of the ordinary course of business.


         7. DBR Shares. CDM is acquiring 14,054 shares in DBR (the "CWG-DBR Shares") from CWG in exchange for the CDM shares being issued to CWG contemporaneously herewith. DBR and SFV hereby agree to cause CDM to sell the CWG-DBR Shares for cash, in an amount not less than 58,885,000 French Francs, by December 31, 1995. The proceeds from such sale shall not, except with CWG's contemporaneous written consent, be used other than (a) for payment of pre-existing CDM debt; (b) for ratable distribution to the Partners; (c) for retention as working capital of CDM; and/or (d) subject to Section 3.2, for making investments (either by way of equity or in financial instruments such as debt obligations or convertible securities) in the wine and/or alcoholic beverage industries.


         8. CDM Financial Statements/Audit. The financial statements of CDM shall be prepared and maintained, and audited annually by a firm of independent auditors, in form sufficient to satisfy the requirements of the U.S. Securities and Exchange Commission ("SEC") in connection with CWG's reporting obligations. The cost of the normal audit shall be paid by CDM; any cost incurred in connection with meeting said SEC requirements in excess of CDM's normal cost of maintenance and audit of its financial records shall be the direct financial responsibility of CWG.


         9. Term. This Agreement shall continue in effect until the sooner to occur of: (a) the date on which CWG ceases to be a partner of CDM, and (b) the expiration of CDM's duration as provided in Article 5 of the CDM Statuts.


         10. Miscellaneous. This Agreement shall be governed by French law, expresses the entire agreement of the Partners as to its subject matter, may be amended only by a writing signed by all of the Partners, and shall be binding upon and inure to the benefit of the Partners and their respective successors and assigns.


         11. Notices. All notices pursuant to this Agreement shall be sent by mail, air courier or facsimile transmission, and shall be deemed effective on the business day when actually received at the recipient's address (or if received on a day which is not a business day, on the next succeeding business date). Unless and until written notification has been given and received of a different address, notices shall be directed to the respective Partners as follows:

         If to CWG:

              The Chalone Wine Group, Ltd.
              621 Airpark Road
              Napa, California 94558-6272
              Attention:  Mr. William L. Hamilton
              Fax No.:  (707) 254-4201

              With a copy to:

              F. Conger Fawcett, Esq.
              621 Airpark Road, Suite 200
              Napa, California  94558-6272
              Fax No.:  (707) 254-4265

         If to DBR:

              Domaines Barons de Rothschild (Lafite)
              33, Rue de la Baume
              75008 Paris, France
              Fax No.:  (011) 33-1-42-56-28-79

              With a copy to:

              Piper & Marbury L.L.P.
              53 Wall Street
              New York, New York 1005
              Attention:  Michael A. Varet, Esq.
              Fax No.:  (212) 858-5326

         If to SFV:

              Societe Financiere Viticole SA
              33, Rue de la Baume
              75008 Paris, France
              Fax No.:  (011) 33-1-42-56-28-79

              With a copy to:

              Piper & Marbury L.L.P.
              53 Wall Street
              New York, New York 10005
              Attention:  Michael A. Varet, Esq.
              Fax No.:  (212) 858-5326

                                    Execution

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their duly authorized representatives, as of the date first recited above.

                                      THE CHALONE WINE GROUP, LTD.


                                      By:
                                         ---------------------------------------
                                          W. Philip Woodward
                                          President

                                      DOMAINES BARONS DE ROTHSCHILD (LAFITE)


                                      By:
                                         ---------------------------------------
                                          Eric de Rothschild
                                          Managing Director

                                      SOCIETE FINANCIERE VITICOLE SA


                                      By:
                                         ---------------------------------------
                                          Christophe Salin
                                          Director

                                   EXHIBIT "C"

                       SOCIETE CIVILE CHATEAU DUHART-MILON

                           MEMORANDUM OF UNDERSTANDING

                                                              September 30, 1995

         This is to confirm that an understanding has been reached among the partners of Societe Civile Chateau Duhart-Milon ("CDM") that CDM will distribute to The Chalone Wine Group, Ltd., twenty three and one-half percent (23.5%) of the entire distribution made by CDM to its partners for the calendar year 1995, as and when such distribution is made in the ordinary course of CDM's business. It is the intention of CDM partners that CDM will distribute one hundred percent (100%) of its earnings for 1995, as determined in accordance with generally accepted accounting principles used in France, consistently applied in accordance with CDM's past practice. Distributions for years subsequent to calendar 1995 shall be determined and made in accordance with CDM's Statuts.

                              DOMAINES BARONS DE ROTHSCHILD (LAFITE)



                              By
                                ---------------------------------------
                                Eric de Rothschild
                                Managing Director


                              SOCIETE FINANCIERE VITICOLE SA



                              By
                                ---------------------------------------
                                Christophe Salin
                                Director


                              THE CHALONE WINE GROUP, LTD.



                              By
                                ---------------------------------------
                                W. Philip Woodward
                                President

                                   EXHIBIT "D"

                              1995 VOTING AGREEMENT


         This Voting Agreement ("Agreement") is entered into by and among the undersigned, Domaines Barons de Rothschild (Lafite) ("DBR"), Summus Financial, Inc. ("Summus"), and W. Philip Woodward ("Woodward") this 18th day of October, 1995.

         WHEREAS, DBR, Summus, and Woodward are all holders of significant quantities of the no par value common stock ("Common Stock") of The Chalone Wine Group, Ltd. (the "Company"), and Woodward is, additionally, the Company's President and Chief Executive Officer; and

         WHEREAS, concurrently with the execution of this Agreement, DBR and Summus are entering into a certain Omnibus Agreement with the Company (the "Omnibus Agreement"), pursuant to which, inter alia, DBR and Summus are acquiring additional Common Stock and Warrants for the acquisition of more Common Stock; and

         WHEREAS, upon the effectiveness of the Omnibus Agreement, DBR will have three (3) designees on the Company's board of directors, Summus, two (2) designees, and Woodward, himself a current director, will have one (1) designee; and

         WHEREAS, each of the undersigned acknowledges that it or he will benefit from the economic benefits rendered the Company as a result of DBR and Summus entering into the Omnibus Agreement; and

         WHEREAS, the making of this Agreement is a material consideration for DBR's and Summus' entering into and undertaking the transactions contemplated by the Omnibus Agreement:

         NOW THEREFORE IT IS AGREED as follows:

         1. Commencing with the 1996 Annual Meeting of Shareholders of the Company (or such earlier date as the matter of election of directors of the Company may be considered), and for so long as, and from time to time at any time that, any one of the parties hereto holds a beneficial interest in and voting control over Common Stock equal to or in excess of the applicable threshold percentage hereafter set forth, such party shall use its best efforts to insure that, subject to any limitations imposed by law or fiduciary responsibility, the designee(s) of such party then serving as director(s) of the Company will vote for each of the other parties' designees to be nominated to management's slate of director nominees, whenever proposed for election. Each party shall be entitled to receive the affirmative vote of each of the other parties hereto in favor of the designees of such party, if and to the extent so nominated to serve as director(s) of the Company; and each of the undersigned herewith agrees so to vote all of the shares of Common Stock over which it or he may at the time exercise voting control. During the entire term of this Agreement, whether or not a party holds a beneficial interest in and voting control over Common Stock entitling the party to designate a nominee or nominees to the Company's board of directors at the same level as in effect on the date of this Agreement, the party shall vote all of the shares of Common Stock over which it or he may at the time exercise voting control in accordance with the requirements of this Section 1. The threshold percentages and the entitlements related to such percentages are as follows: Twenty-six percent (26%) or greater of total Common Stock outstanding, three (3) directorship positions; twelve percent (12%) or greater, but less than twenty-six percent (26%), two (2) directorship positions; five percent (5%) or greater, but less than twelve percent (12%), one (1) directorship position. If a party loses its or his entitlement to have the other parties vote in favor of one or more designees of the party to directorship positions because of a decline in the party's beneficial interest in and voting control over Common Stock, the other parties shall agree upon the designation of a replacement designee or designees and all the parties (including the party who has so lost its entitlement) shall remain obligated to vote the shares of Common Stock in which they have a beneficial interst and over which they have voting control in favor of the designees (including replacement designees named in accordance with this sentence) of the parties who continue to have the right to designate director nominees.

         2. For purposes of this Agreement, Common Stock held (a) by DBR shall include Common Stock held by Eric de Rothschild and/or Christophe Salin; (b) by Summus shall include Common Stock held by Richard C. Hojel; and (c) by Woodward, shall include Common Stock held by members of Woodward's family and/or trusts established for his or their benefit, as defined in Section 424(d) of the U.S. Internal Revenue Code.

         3. Each of the undersigned agrees, for the benefit of each of the other undersigned parties, that it or he will exercise its or his best efforts to cause the other, third parties identified and grouped with the particular party, pursuant to paragraph 2, immediately above, to vote their shares of Common Stock in accordance with the provisions of this Agreement.

         4. Nothing in this Agreement shall be construed to restrict the transfer of shares of Common Stock held by any of the undersigned. Shares transferred by a party to this Agreement to a person or entity who is not a party to this Agreement may be transferred free and clear of the rights and obligations under this Agreement provided that the transferor no longer exercises voting control over such shares.

         5. Unless  earlier   terminated,   this  Agreement  and  each  of   the
undersigned's obligations under it shall automatically terminate on the fifth anniversary of the date hereof.

         6. That certain voting Agreement executed by each of the undersigned and certain other individuals, directors of the Company, dated March 29, 1993, shall, with the effectiveness of this Agreement, be superseded and of no further force or effect; and each of the signatories thereto who are not parties to this Agreement are hereby absolved of and from any further responsibilities thereunder.

         7. This Agreement shall be governed by the laws of the State of California.

                                   DOMAINES BARONS DE ROTHSCHILD (LAFITE)

                                   By
                                     ------------------------------------------
                                     Eric de Rothschild
                                      Managing Director



                                   SUMMUS FINANCIAL, INC.

                                   By
                                     ------------------------------------------
                                     Richard C. Hojel
                                      President



                                   THE CHALONE WINE GROUP, LTD.

                                   By
                                     ------------------------------------------
                                   W. Philip Woodward
                                    President

                                   APPENDIX II

HAMBRECHT & QUIST LLC
                                                          ONE BUSH STREET
                                                 SAN FRANCISCO, CALIFORNIA 94104
                                                           (415)576-3300
                                                        FAX (415) 576-3624


August 22, 1995



Confidential
------------
The Board of Directors
THE CHALONE WINE GROUP, LTD.
621 Airpark Road
Napa, California  94558


Gentlemen:

You have requested our opinion as to the fairness from a financial point of view to THE CHALONE WINE GROUP, LTD. ("Chalone" or the "Company") of the terms negotiated by the Company in connection with the proposed early conversion of the convertible debentures with DOMAINES BARONS DE ROTHSCHILD (LAFITE) ("DBR"), the exchange of Chalone's interest in DBR for a direct ownership interest in Duhart-Milon ("Duhart"), a wine producing vineyard in the Bordeaux Valley, and the private issuance of 416,667 Chalone common shares at $6.00 per share and an equal number of warrants to purchase Chalone common shares at an exercise price of $8.00 per share (the "Proposed Transaction") under the terms of the Omnibus Agreement, dated as of August 22, 1995, among Chalone, DBR and SUMMUS FINANCIAL, INC. ("Summus") and the related Exhibits and Schedules to such agreement (collectively, the "Agreement").

We understand that the terms of the Agreement provide,  among other things, that
(i) Chalone will permit the conversion of the existing convertible debentures at a conversion price of $7.00 per share; (ii) Chalone will exchange its 11.3% ownership in DBR for a direct 23.5% ownership interest in Duhart; (iii) DBR and Summus will agree to purchase a 416,667 shares of common stock at a price of $6.00 per share and receive a similar number of warrant with an exercise price of $8.00; and (iv) DBR has agreed to modify its existing standstill agreement with the Company whereby DBR will not acquire an ownership interest in Chalone greater that 49.9% prior to December 31, 1999.

Hambrecht & Quist LLC ("Hambrecht & Quist"), as part of it's investment banking services, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, strategic transactions, corporate restructurings, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. We have acted as a financial advisor to the Board of Directors of Chalone in connection with the Proposed Transaction, and contingent upon closing of the Proposed Transaction we will receive a fee for our services, which include the rendering of this opinion.


                       SAN FRANCISCO - NEW YORK - BOSTON
MEMBERS NEW YORK STOCKEXCHANGE -AMERICAN STOCK EXCHANGE- PACIFIC STOCK EXCHANGE

                                                                    Confidential
                                                                    ------------
The Board of Directors
THE CHALONE WINE GROUP, LTD.
Page 2

In the past, we have provided investment banking and other financial advisory services to Chalone and have received fees for rendering these services. In the ordinary course of business, Hambrecht & Quist acts as a market maker and broker in the publicly traded securities of Chalone and receives customary compensation in connection therewith. In the ordinary course of business, Hambrecht & Quist actively trades in the equity securities of Chalone for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities. Hambrecht & Quist may in the future provide additional investment banking or other financial advisory services to Chalone.

In connection with our review of the Proposed Transaction, and in arriving at our opinion, we have, among other things:

         (i) reviewed the publicly available financial statements of Chalone for recent years and interim periods to date and certain other relevant financial and operating data of Chalone made available to us from published sources and from the internal records of Chalone;

         (ii) reviewed certain internal financial and operating information, including certain projections, relating to Chalone prepared by the management of Chalone;

         (iii) discussed the business, financial condition and prospects of Chalone with certain of its officers and directors;

         (iv) reviewed the information provided by DBR regarding the relative values of the DBR holdings;

         (v)  reviewed the terms of the convertible debentures;

         (vi) reviewed the discounts offered to the public trading price in the private placement of publicly traded securities;

         (vii)  participated in the negotiations of the terms of the Agreement;

         (viii)  reviewed the Agreement;

         (ix) discussed the tax and accounting treatment of the Proposed Transaction with Chalone and Chalone's lawyers; and

         (x) performed such other analyses and examinations and considered such other information, financial studies, analyses and investigations and financial, economic and market data as we deemed relevant.

In rendering our opinion, we have assumed and relied upon the accuracy and completeness of all of the information provided to us concerning Chalone and DBR considered in connection with our review of the Proposed Transaction, and we have not assumed any responsibility for independent verification of such information or any independent valuation or appraisal of any of the assets or liabilities of Chalone, DBR or Duhart, nor have we conducted a physical inspection of the properties and facilities of Chalone, DBR or Duhart. With respect to the financial forecasts and projections made available to us and used in our analysis, we have assumed that they reflect the best currently available estimates and judgments of the expected future financial performance of Chalone. For purposes of this opinion, we have assumed that neither Chalone, DBR nor Duhart is a party to any pending transactions, including external financings, recapitalizations or material merger discussions, other than the Proposed Transaction and those activities undertaken in the ordinary course of conducting the respective businesses. Our opinion is necessarily based upon

                                                                    Confidential
                                                                    ------------
The Board of Directors
THE CHALONE WINE GROUP, LTD.
Page 3

market, economic, financial and other conditions as they exist and can be evaluated as of the date of this letter and any change in such conditions would require a reevaluation of this opinion.

Our advisory services and the opinion expressed herein are provided solely for the use of the Board of Directors of Chalone in its evaluation of the Proposed Transaction and are not on behalf of, and are not intended to confer rights or remedies upon any security holder of Chalone, DBR or Summus, or any person other than Chalone's Board of Directors. Except as required by applicable law, including without limitation federal securities laws, our opinion may not be published or otherwise used or referred to, nor shall any public reference to Hambrecht & Quist be made, without our prior written consent.

Based upon and subject to the foregoing and after considering such other matters as we deem relevant, we are of the opinion that as of the date hereof the terms of the Proposed Transaction are fair to the Company from a financial point of view. We express no opinion, however, as to the adequacy of any consideration received in the Proposed Transaction by DBR or any of its affiliates other than Chalone.


Very truly yours,

HAMBRECHT & QUIST LLC



By  /s/ James A. Davidson
    ---------------------------
    James A. Davidson
    Managing Director

                                  APPENDIX III

                    SOCIETE CIVILE DE DUHART-MILON-ROTHSCHILD

                                 BALANCE SHEETS

                   (All amounts in thousands of French Francs)


                                                                December 31
                                                        -----------------------
                                                            1994          1993
                                                        -----------------------
ASSETS
Cash ................................................... FF    106    FF     23
Accounts receivable less allowance
   for doubtful accounts of FF 0 - 1994 and FF 85 - 1993       902          599
Inventories:
         Bulk and bottled ..............................    16,378       15,043
         Wine production supplies ......................     2,410        1,886
Other current assets ...................................       342          258
                                                         ---------    ---------
TOTAL CURRENT ASSETS ...................................    20,138       17,809
Property, plant and equipment - net ....................    13,004       13,660
                                                         ---------    ---------
TOTAL ASSETS ........................................... FF 33,142    FF 31,469
                                                         =========    =========


LIABILITIES AND SHAREHOLDER'S EQUITY
Bank borrowings ........................................ FF     87    FF    257
Accounts payable .......................................     1,602        1,071
Customer deposits ......................................     1,570           94
Social charges and taxes, other than income ............     1,542        1,146
Other current liabilities ..............................       217          824
Intercompany accounts:
         Interest bearing ..............................    14,199       15,100
         Non-interest bearing ..........................     1,061          424
                                                         ---------    ---------
TOTAL CURRENT LIABILITIES ..............................    20,278       18,916
Stated value of common equity parts ....................        10           10
Retained earnings ......................................    12,854       12,543
                                                         ---------    ---------
TOTAL SHAREHOLDER'S EQUITY .............................    12,864       12,553
                                                         ---------    ---------
TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY ............. FF 33,142   FF  31,469
                                                         =========    =========


        The accompanying notes are an integral part of these statements.

                    SOCIETE CIVILE DE DUHART-MILON-ROTHSCHILD

                   STATEMENTS OF INCOME AND RETAINED EARNINGS

                   (All amounts in thousands of French Francs)


                                                     Year ended December 31
                                             -----------------------------------
                                                  1994        1993        1992
                                             ---------   ---------   ----------

Wine sales to unrelated parties ............ FF  7,332   FF  2,652   FF 13,473
Intercompany wine sales ....................     7,406       9,379       5,381
                                             ---------   ---------   ---------
     TOTAL SALES ...........................    14,738      12,031      18,854
Cost of sales ..............................   (10,003)     (9,144)     (9,874)
                                             ---------   ---------   ---------
     GROSS PROFIT ..........................     4,735       2,887       8,980
Selling, general and administrative expenses    (1,267)       (888)     (1,411)
                                             ---------   ---------   ---------
     OPERATING INCOME ......................     3,468       1,999       7,569
Interest expense:
     Bank loans ............................        (5)        (41)        (77)
     Intercompany ..........................      (988)       (824)       (174)
Other income ...............................       592         375         442
                                             ---------   ---------   ---------
     NET EARNINGS ..........................     3,067       1,509       7,760
Retained earnings, beginning of year .......    12,543      16,899      12,229
Less: Dividends ............................    (2,756)     (5,865)     (3,090)
                                             ---------   ---------   ---------
RETAINED EARNINGS, END OF YEAR ............. FF 12,854   FF 12,543   FF 16,899
                                             =========   =========   =========

        The accompanying notes are an integral part of these statements.

                    SOCIETE CIVILE DE DUHART-MILON-ROTHSCHILD

                            STATEMENTS OF CASH FLOWS

                   (All amounts in thousands of French Francs)


                                                        Year ended December 31
                                                   ----------------------------
SOURCE (USE) OF CASH                                   1994      1993      1992
                                                   --------  --------  --------
Cash flows from operating activities:
   Net earnings ...................................FF 3,067  FF 1,509  FF 7,760
   Non cash transactions included in earnings:
     Depreciation .................................   2,215     1,970     1,915
     Other ........................................    (292)       82       (12)
   Change in:
     Accounts receivable ..........................    (218)     (284)      151
     Inventories ..................................  (1,859)   (1,933)   (2,618)
     Other current assets .........................     (84)       67      (114)
     Accounts payable .............................     531        27       104
     Customer deposits ............................   1,476      (145)   (3,799)
     Social charges and taxes, other than income ..     396      (209)       80
     Other current liabilities ....................    (607)      370       207
                                                   --------  --------  --------
          NET CASH PROVIDED BY OPERATING ACTIVITIES   4,625     1,454     3,674
                                                   --------  --------  --------
Cash flows from investing activities:
   Capital expenditures ...........................  (1,831)   (1,712)   (1,832)
   Proceeds from sale of assets ...................     479       519       423
                                                   --------  --------  --------
         NET CASH USED IN INVESTING ACTIVITIES ....  (1,352)   (1,193)   (1,409)
                                                   --------  --------  --------
Cash flows from financing activities:
   Bank borrowings (repayments) ...................    (170)     (401)     (389)
   Change in intercompany accounts ...............     (264)    5,974     1,059
   Dividends paid to shareholder ..................  (2,756)   (5,865)   (3,090)
                                                   --------  --------  --------
         NET CASH (USED IN) FINANCING ACTIVITIES ..  (3,190)     (292)   (2,420)
                                                   --------  --------  --------
Net increase (decrease) in cash ...................      83       (31)     (155)
   Cash at beginning of year ......................      23        54       209
                                                   --------  --------  --------
   CASH AT END OF YEAR ............................FF   106  FF    23  FF    54
                                                   ========  ========  ========
Other cash flow information:
   Interest paid ..................................FF 1,016  FF  675   FF   282
                                                   ========  ========  ========

        The accompanying notes are an integral part of these statements.

                    SOCIETE CIVILE DE DUHART-MILON-ROTHSCHILD

                          NOTES TO FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992

                   (All amounts in thousands of French Francs)



NOTE A - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION. Societe Civile de Duhart-Milon-Rothschild (The Company) is organised under the laws of the Republic of France and was a subsidiary of Domaines Barons de Rothschild S.A. (DBR), a company incorporated under the laws of the Republic of France, during the periods included in the accompanying financial statements. These financial statements are prepared using United
States generally accepted accounting principles. The company operated on dependent basis with other operations of DBR, and all costs of its operations, or sources of revenue, may not be measured in the accompanying financial statements. Interest charges are provided on intercompany accounts with DBR.

INVENTORIES. Inventories are stated at the lower of cost or market. Cost for bulk and bottled wines is determined on an accumulated weighted average basis and includes farming and harvesting costs, winery, and bottling costs. Farming and related costs are deferred as growing crops and are recognized when the related crop is harvested. Wine production supplies are stated at FIFO (first-in, first-out) cost. All bulk and bottled wine inventories are classified as current assets in accordance with recognized industry practice, although a portion of such inventories will be aged for periods longer than one year.

PROPERTY, PLANT AND EQUIPMENT. Property, plant and equipment are stated at cost. Depreciation is calculated over the estimated useful life of the asset. Buildings are depreciated over 20 to 40 years, building improvements over 10 years, and producing vines over 25 to 33 years, primarily using the straight-line method. Barrels and other equipment are depreciated over 2 to 10 years, primarily using accelerated methods.

REVENUE RECOGNITION. Revenues are recognised either when the customer accepts delivery of the wines or when the customer fully pays for the wines, whichever occurs first. In accordance with industry practices, customers often will leave their merchandise on the winery premises, perhaps for many years, prior to accepting delivery. In such circumstances it is the Company's practice not to charge storage fees to its customers. Partial payments by customers for wine purchases prior to bottling and shipment are recorded as deposits and are shown as current liabilities.

INCOME TAXES. The Company, as a Societe Civile under French law, has the status of a pass-through entity whose profits are taxable to its owner(s). Accordingly, no income taxes have been provided in the accompanying financial statements.

CONCENTRATION OF CREDIT RISK. The Company sells the majority of its products to long-time customers, predominantly in France, many of whom place substantial advance deposits on the product. The Company maintains reserves for potential credit losses and such losses have been within management's expectations.


NOTE B - RELATED PARTY TRANSACTIONS

The Company often sells its wine through a centralized sales staff which is part of another DBR operating business. Such wine may be sold to independent third parties or to other operations of DBR. Intercompany sales to other DBR operations were FF 7,406, FF 9,379, and FF 5,381, in the years ended December 31, 1994, 1993, and 1992, respectively, which generated gross profit related to the intercompany sales of approximately FF 4,800, FF 6,100, and FF 3,500, respectively.

The Company obtains certain technical and administrative services, including certain sales activities discussed above, from other DBR operating business. Intercompany expense changes (classified as selling, general and administrative expenses) for such services were FF 1,267, FF 888 and FF 1,411 in the years ended December 31, 1994, 1993 and 1992 respectively.

The Company purchases the barrels used to store and age its wine from another DBR business. Such barrels are capitalized and depreciated (as a cost of sales) over their useful life of three years. Such depreciation expense was FF 1,197, FF 804, and FF 789, in the years ended December 31, 1994, 1993 and 1992, respectively. Capital expenditures for barrels were FF 340, FF 937 and FF 960 during the years ended December 31, 1994, 1993 and 1992, respectively.

The Company has interest-bearing intercompany borrowings from DBR which are classified as current liabilities. Such intercompany borrowings were FF 14,199 (at 7%) and FF 15,100 (at 6%) at December 31, 1994 and 1993, respectively. Such interest rates are established by DBR so as not to exceed rates permitted under French fiscal (tax) requirements. Intercompany interest expense was FF 988, FF 824 and FF 174 in the years ended December 31, 1994, 1993 and 1992, respectively. Additionally, at December 31, 1994 and 1993, a DBR subsidiary had provided non-interest-bearing advances of FF 1,408 and FF 556, respectively, related to future purchases of wine, consistant with other third party transactions.

As a component part of a dependent group of business within DBR, the Company from time-to-time shares its personnel and assets (such as transportation equipment or farming machinery) with other DBR operations, and also receives the use of personnel and assets from other such operations. Accordingly, these financial statements may not reflect the costs and expenses which would be recorded if the Company were operated on a stand-alone basis, although management believes the substance of the recorded amounts reflect a reasonable determination of shared transactions related to the Company.


NOTE C - PROPERTY, PLANT AND EQUIPMENT

                                                                  December 31
                                                           ---------------------
                                                              1994       1993
                                                           ---------  ---------
Land ..................................................... FF  1,440  FF  1,402
Buildings and buildings improvements .....................     9,006      9,301
Producing and immature vines .............................     5,578      5,319
Barrels ..................................................     3,928      5,048
Other equipment ..........................................     6,324      5,225
                                                           ---------  ---------
                                                              26,276     26,295
Less:  accumulated depreciation ..........................   (13,272)   (12,635)
                                                           ---------  ---------
                                                           FF 13,004  FF 13,660
                                                           =========  =========


NOTE D - SIGNIFICANT CUSTOMER

In addition to intercompany sales, the sales to one customer aggregated 14% and 10% of total sales in the years ended December 31, 1994 and 1993, respectively.


NOTE E - SUBSEQUENT EVENTS

After December 31, 1994, the Company's parent, DBR, entered into an understanding with The Chalone Wine Group, Ltd. (Chalone) whereby Chalone will contribute certain assets to the Company in exchange for a 23.5% interest in the Company.

INDEPENDENT AUDITORS' REPORT



To the Board of Directors
SOCIETE CIVILE DE
DUHART-MILON-ROTHSCHILD



We  have  audited  the   accompanying   balance  sheets  of  SOCIETE  CIVILE  DE
DUHART-MILON-ROTHSCHILD (the Company) (a subsidiary of Domaines Barons de Rothschild S.A.) as of December 31, 1994 and 1993, and the related statements of income and retained earnings, and cash flows for each of the three years in the period ended December 31, 1994 (all expressed in French Francs). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 1994 and 1993, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1994, in conformity with generally accepted accounting principles in the United States of America.

As discussed in Notes A and B to the financial statements, the Company is operated on a dependent basis with other operations of its parent company, and accordingly, the Company has significant transactions with related parties.

Deloitte Touche Tohmatsu


/s/  Jean-Paul Picard
     Jean-Paul Picard

Neuilly-sur-Seine, France
July 13, 1995

                    SOCIETE CIVILE DE DUHART-MILON-ROTHSCHILD

                                 BALANCE SHEETS

                   (All amounts in thousands of French Francs)


                                                               June 30
                                                      -------------------------
                                                        1995            1994
                                                      ---------       ---------
ASSETS
Cash ...........................................      FF     73       FF    204
Accounts receivable ............................          2,393           2,038
Inventories:
         Bulk and bottled wine .................         12,970          13,383
         Wine production supplies ..............          3,431           3,139
Other current assets ...........................            421             623
                                                      ---------       ---------
Total current assets ...........................         19,287          19,388
Property, plant and equipment - net ............         12,938          13,386
                                                      ---------       ---------

TOTAL ASSETS ...................................      FF 32,225       FF 32,774
                                                      =========       =========


LIABILITIES AND SHAREHOLDER'S EQUITY
Bank borrowings ................................      FF    --        FF    374
Accounts payable ...............................          1,875           2,387
Customer deposits ..............................             45             --
Social charges and taxes, other than income ....          1,045           1,242
Other current liabilities ......................             73               2
Intercompany accounts:
         Interest bearing ......................         15,712          17,428
         Non-interest bearing ..................            --              --
Total current liabilities ......................         18,750          21,433
Stated value of common equity parts ............             10              10
Retained earnings ..............................         13,465          11,331
                                                      ---------       ---------
Total shareholder's equity .....................         13,475          11,341
                                                      ---------       ---------
TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY .....      FF 32,225       FF 32,774
                                                      =========       =========

                    SOCIETE CIVILE DE DUHART-MILON-ROTHSCHILD

                   STATEMENTS OF INCOME AND RETAINED EARNINGS

                   (All amounts in thousands of French Francs)

                                                               June 30
                                                      -------------------------
                                                         1995            1994
                                                      ---------       ---------
Wine sales to unrelated parties ............          FF  6,449      FF   3,979
Intercompany wine sales ....................              6,974           4,817
                                                      ---------       ---------
   TOTAL SALES .............................             13,423           8,796
Cost of sales ..............................             (8,376)         (6,195)
                                                      ---------       ---------
     GROSS PROFIT ..........................              5,047           2,601
Selling, general and administrative expenses               (791)           (648)
                                                      ---------       ---------
     OPERATING INCOME ......................              4,256           1,953

Interest expense:
Bank loans .................................                  0              (4)
Intercompany ...............................               (365)           (459)
Other income ...............................                119              54
                                                      ---------       ---------
     NET EARNINGS ..........................              4,010           1,544

Retained earnings, beginning of year .......             12,854          12,543
Less: Dividends ............................             (3,399)         (2,756)
                                                      ---------       ---------
RETAINED EARNINGS, END OF YEAR .............          FF 13,465       FF 11,331
                                                      =========       =========

                    SOCIETE CIVILE DE DUHART-MILON-ROTHSCHILD

                            STATEMENTS OF CASH FLOWS

                   (All amounts in thousands of French Francs)


                                                               June 30,
                                                      -------------------------
SOURCE (USE) OF CASH .......................              1995          1994
                                                      ---------       ---------
Cash flows from operating activities:
     Net earnings ..........................          FF  4,010       FF  1,544
Other ......................................             (3,349)         (2,608)
                                                      ---------       ---------
NET CASH PROVIDED BY OPERATING ACTIVITIES ..                661          (1,064)
NET CASH USED IN INVESTING ACTIVITIES ......             (1,059)           (776)
NET CASH USED IN FINANCING ACTIVITIES ......                365           2,021
                                                      ---------       ---------
NET INCREASE (DECREASE) IN CASH ............                (33)            181
Cash at beginning of year ..................                106              23
                                                      ---------       ---------
CASH AT END OF PERIOD ......................                 73             204
Interest paid ..............................                365             463